LEASE AGREEMENT By and Between AURORA DEVELOPMENT CENTER LLC (Landlord) and ENERGY FOCUS, INC. (Tenant) 32000 Aurora Road Solon, Ohio

i TABLE OF CONTENTS ARTICLE 1 DEFINITIONS AND EXHIBITS .............................................................................. 1 1.1 Definitions............................................................................................................... 1 1.2 Effect of Reference to Definitions .......................................................................... 9 1.3 Exhibits ................................................................................................................... 9 ARTICLE 2 PREMISES, LEASE TERM AND COMMENCEMENT OF LEASE TERM ..................................................................................................................... 9 2.1 Premises .................................................................................................................. 9 2.2 Lease Term............................................................................................................ 10 2.3 Renewal Terms ..................................................................................................... 10 2.4 Prior Lease ............................................................................................................ 10 2.5 Contingency .......................................................................................................... 10 ARTICLE 3 BASE RENT AND ADDITIONAL RENT ............................................................. 11 3.1 Base Rent .............................................................................................................. 11 3.2 Additional Rent ..................................................................................................... 11 3.3 Rent ....................................................................................................................... 13 3.4 Landlord’s Right to Seek Abatement .................................................................... 13 3.5 Lease to be Deemed Net ....................................................................................... 13 3.6 Independent Covenants ......................................................................................... 13 3.7 Late Charge ........................................................................................................... 13 3.8 Rent Commencement Date ................................................................................... 13 ARTICLE 4 SECURITY DEPOSIT ............................................................................................. 14 ARTICLE 5 UTILITIES, RUBBISH, ACCESS AND MAINTENANCE .................................. 14 5.1 Utilities .................................................................................................................. 14 5.2 Rubbish and Recycling ......................................................................................... 14 5.3 Tenant’s Access .................................................................................................... 14 5.4 Maintenance .......................................................................................................... 14 ARTICLE 6 INSURANCE ........................................................................................................... 15 6.1 Required Coverage................................................................................................ 15 6.2 Writing and Disposition of Insurance Policies ..................................................... 16 6.3 Mutual Waiver of Subrogation ............................................................................. 16 6.4 Blanket Policies .................................................................................................... 17 6.5 Landlord’s Insurance Covenant ............................................................................ 17 ARTICLE 7 TENANT’S ADDITIONAL COVENANTS ........................................................... 17 7.1 Performing Obligations ......................................................................................... 17 7.2 Use ........................................................................................................................ 17 7.3 Compliance with Laws ......................................................................................... 18 7.4 Payment for Tenant’s Work .................................................................................. 18

ii 7.5 Indemnity .............................................................................................................. 19 7.6 Personal Property at Tenant’s Risk ....................................................................... 19 7.7 Payment of Cost of Enforcement .......................................................................... 19 7.8 Surrender ............................................................................................................... 19 7.9 Rights of Mortgagees ............................................................................................ 20 7.10 Estoppel Certificates ............................................................................................. 21 7.11 Nuisance ................................................................................................................ 21 7.12 Changes and Alterations ....................................................................................... 22 7.13 Financial Statements ............................................................................................. 23 7.14 Holding Over ........................................................................................................ 23 ARTICLE 8 QUIET ENJOYMENT ............................................................................................. 23 ARTICLE 9 DAMAGE AND EMINENT DOMAIN .................................................................. 23 9.1 Fire and Other Casualty ........................................................................................ 23 9.2 Eminent Domain ................................................................................................... 24 ARTICLE 10 DEFAULTS BY TENANT AND REMEDIES ..................................................... 25 10.1 Tenant’s Default.................................................................................................... 25 10.2 Landlord’s Election ............................................................................................... 26 10.3 Reimbursement of Landlord’s Expenses .............................................................. 26 10.4 Termination of Right of Possession ...................................................................... 27 10.5 Mitigation .............................................................................................................. 27 10.6 Claims in Bankruptcy ........................................................................................... 27 10.7 Landlord’s Right to Cure Defaults ........................................................................ 27 10.8 No Waiver ............................................................................................................. 28 10.9 Default Interest...................................................................................................... 28 10.10 Landlord Default ................................................................................................... 28 10.11 Tenant Remedies ................................................................................................... 29 10.12 No Consequential Damages .................................................................................. 29 ARTICLE 11 ASSIGNMENT AND SUBLETTING ................................................................... 29 11.1 Prohibition............................................................................................................. 29 11.2 Conditions to Consent ........................................................................................... 30 11.3 Excess Rents ......................................................................................................... 30 11.4 Assignment or Sublease to an Affiliate ................................................................ 30 11.5 No Waiver; Tenant to Remain Liable ................................................................... 31

iii ARTICLE 12 NOTICES ............................................................................................................... 31 ARTICLE 13 MEMORANDUM OF LEASE .............................................................................. 31 ARTICLE 14 APPLICABLE LAW, SEVERABILITY, CONSTRUCTION .............................. 31 ARTICLE 15 SUCCESSORS AND ASSIGNS, ETC. ................................................................. 32 15.1 Covenants Run With The Land ............................................................................. 32 ARTICLE 16 LANDLORD’S ACCESS ...................................................................................... 32 ARTICLE 17 LANDLORD’S WORK; CONDITION OF PREMISES ...................................... 33 17.1 Landlord’s Work ................................................................................................... 33 17.2 Tenant Delay ......................................................................................................... 33 17.3 Condition of the Premises ..................................................................................... 34 17.4 Tenant’s Work ...................................................................................................... 34 17.5 Signage .................................................................................................................. 35 17.6 Tenant Improvement Allowance ........................................................................... 35 17.7 Space Improvement Allowance ............................................................................ 36 17.8 Parking .................................................................................................................. 36 ARTICLE 18 WARRANTY REGARDING BROKER ............................................................... 37 ARTICLE 19 HAZARDOUS MATERIALS ............................................................................... 37 ARTICLE 20 FORCE MAJEURE ............................................................................................... 38 ARTICLE 21 GENERAL PROVISIONS .................................................................................... 38 21.1 Merger ................................................................................................................... 38 21.2 Invalidity of Particular Provision .......................................................................... 38 21.3 Waiver ................................................................................................................... 38 21.4 Obligations that Survive Lease Termination ........................................................ 39 21.5 Waiver of Jury Trial .............................................................................................. 39 21.6 Prevailing Party ..................................................................................................... 39 21.7 Counterparts .......................................................................................................... 39 21.8 Governing Law ..................................................................................................... 39 21.9 Limitation on Landlord’s Liability ....................................................................... 39 21.10 Right of First Refusal ............................................................................................ 40 21.11 Tenant Estoppel Right........................................................................................... 40 21.12 Payment of Tenant’s Cost of Enforcement ........................................................... 40

1 LEASE AGREEMENT THIS LEASE AGREEMENT (this “Lease”) is dated as of the ______ day of April, 2016 (the “Effective Date”), and is entered into by and between Landlord and Tenant named below. NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows: ARTICLE 1 DEFINITIONS AND EXHIBITS 1.1 Definitions. Whenever used herein, the following terms shall have the following meanings: Landlord: Aurora Development Center LLC, an Ohio limited liability company. Address of Landlord: Aurora Development Center LLC Attn: Edgar L.T. Gay c/o The Callen Trust 412 Martin Luther King Blvd. Savannah, Georgia 31405 Copy to: Geis Properties, LLC 10020 Aurora/Hudson Road Streetsboro, Ohio 44241 Attn: Mr. Joe Perrow Copy to: Benesch, Friedlander, Coplan & Aronoff LLP 200 Public Square, Suite 2300 Cleveland, Ohio 44114-2378 Attn: Michael K. Swearengen, Esq. Tenant: Energy Focus, Inc., a Delaware corporation Address of Tenant: Energy Focus, Inc. 32000 Aurora Road Solon, Ohio 44139 Notwithstanding the foregoing, upon the earlier of (i) the expiration or earlier termination of this Lease, or (ii) the date

2 Tenant vacates the Premises, the Address of Tenant shall be amended to be: Energy Focus, Inc. c/o CSC - Lawyers Incorporating Service 50 West Broad Street, Suite 1800 Columbus, Ohio 43215 With a copy to: Baker & Hostetler LLP 127 Public Square, Suite 2000 Cleveland, Ohio 44114 Attn: Amy E. Kellogg, Esq. Broker: Avison Young - Ohio, LLC, representing Tenant (“Tenant’s Broker”). Joe Perrow, representing Landlord (“Landlord’s Broker”). Lease Commencement Date: This Lease shall commence and be effective upon the Effective Date, subject to Section 2.1 of this Lease. Initial Lease Term: Seventy-four (74) full calendar months from the Rent Commencement Date, unless the same is earlier terminated in accordance with the terms and conditions of this Lease, subject to Tenant’s right to extend the term of this Lease in accordance with Section 2.3. If the Rent Commencement Date does not occur on the first (1st) day of a calendar month, then the first (1st) full calendar month shall include the partial calendar month that immediately precedes such full calendar month (such partial month, the “Stub Period”). Rent Commencement Date: The earlier of (a) May 1, 2016 (“Target Rent Commencement Date”), or (b) the Recapture Date (hereinafter defined). The “Recapture Date” is the later of (x) the date that Venture Lighting International, Inc. (“Venture Lighting”), vacates and surrenders the Venture Space (hereinafter defined), or (y) the date that Signum Inc. (“Signum”) vacates and surrenders the Signum Surrendered Space (hereinafter defined) pursuant to the Signum Contraction Amendment (hereinafter defined). The “Venture Space” means Premises F (as defined below) consisting of approximately 38,978 rentable square feet. Landlord and Tenant hereby acknowledge that Landlord is

3 presently leasing the Venture Space to Venture Lighting pursuant to that certain Triple Net Lease Agreement by and between Keystone Ruby LLC (Landlord’s predecessor in interest) and Venture Lighting dated May 3, 2006, as amended (the “Venture Lighting Lease”). The “Signum Surrendered Space” means, collectively, the following (consisting of a total of approximately 42,721 rentable square feet): Premises C (as defined below), Premises D (as defined below) and Premises E (as defined below).Landlord and Tenant hereby acknowledge that (a) Landlord is presently leasing the Signum Surrendered Space (together with other space) to Signum pursuant to that certain Lease Agreement by and between Keystone Ruby LLC and Signum dated May 4, 2006, as amended (the “Signum Lease”), and (b) Signum is presently subleasing the Signum Surrendered Space to Tenant pursuant to a sublease between Signum and Tenant (“Signum Sublease”). Landlord and Tenant hereby agree that this Lease and Landlord’s obligation to deliver the Venture Space and the Signum Surrendered Space to Tenant pursuant to this Lease shall be contingent upon (a) the expiration or termination of the Venture Lighting Lease and Landlord obtaining possession of the Venture Space, and (b) Landlord entering into an amendment of the Signum Lease pursuant to which Signum surrenders possession of the Signum Surrendered Space to Landlord (the “Signum Contraction Amendment”). In the event that Landlord has not obtained possession of the Venture Space and the Signum Surrendered Space as aforesaid on or before Target Rent Commencement Date, then Landlord shall have the right and option to extend the Rent Commencement Date until such time as (x) the Venture Lighting Lease has expired or been terminated and Landlord has obtained possession of the Venture Space, and (y) Landlord and Signum have entered into the Signum Contraction Amendment and Landlord has obtained possession of the Signum Surrendered Space. In connection with the Signum Contraction Amendment, Tenant shall enter into an agreement with Signum to terminate the Signum Sublease effective as of the date that Signum is required to surrender the Signum Surrendered Space to Landlord pursuant to the Signum Contraction Amendment.

4 Land: Certain real property, having an address of 32000 Aurora Road, Solon, Ohio, containing approximately twenty-one (21) acres, on which the Building is located. A legal description of the Land is set forth in Exhibit A, which is attached hereto and incorporated herein by this reference. Building: The building located on the Land, containing approximately 308,016 square feet of space. A depiction of the Building is set forth in Exhibit B, which is attached hereto and incorporated herein by this reference. Building Complex: The Land and the Building, together with any and all other structures and improvements located thereon (including, without limitation, driveways, parking areas, loading docks, sidewalks, service areas, landscaping and the like). Premises: Prior to the Effective Date, Tenant has been leasing the following premises from Landlord pursuant to a certain Amended and Restated Sublease Agreement dated September 1, 2010 (the “Prior Lease”): (a) certain premises labeled as “Premises B” on Exhibit C attached hereto, containing approximately 11,614 rentable square feet of space; and (b) certain premises labeled as “Premises G” on Exhibit C attached hereto, containing approximately 13,814 rentable square feet of space. In addition, Tenant is currently leasing the following premises from Landlord on a month-to-month basis without a written lease (“Month-to-Month Oral Lease”): those certain premises labeled as “Premises A” on Exhibit C attached hereto and incorporated herein by this reference, containing approximately 9,465 rentable square feet of space. Upon the Rent Commencement Date, the “Premises” shall be defined as, and shall contain: (a) Premises A (approximately 9,465 rentable square feet of space); (b) Premises B (approximately 11,614 rentable square feet of space);

(c) certain premises labeled as "Premises C" on Exhibit C attached hereto, containing approximately 1,448 rentable square feet of space;

(d) certain premises labeled as "Premises D" on Exhibit C attached hereto, containing approximately 31,811 rentable square feet of space;

(e) certain premises labeled as "Premises E" on Exhibit C attached hereto, containing approximately 9,462 rentable square feet of space;

(f) certain premises labeled as "Premises F" on Exhibit C attached hereto, containing approximately 38,978 rentable square feet of space; and

(g) certain premises labeled as "Premises G" on Exhibit C attached hereto, containing approximately 13,814 rentable square feet of space.

Consequently, on the Rent Commencement Date, the "Premises" shall collectively be defined as Premises A, Premises B, Premises C, Premises D, Premises E, Premises F and Premises G, containing approximately 116,592 rentable square feet of space, in the aggregate.

Permitted Use: General office; laboratory uses; manufacture, assembly and distribution of lighting products; and uses customarily accessory to the foregoing (including employee breakrooms and kitchens), and for no other purposes, subject in all cases to the Legal Requirements (as defined below).

Base Rent:

Month(s)	Per SF Rental Rate	Annual Base Rent	Monthly Installment of Base Rent
Initial Lease Term			
1 – 74	$5.30	$617,937.60	$51,494.80
1st Renewal Term			
75 – 134	$5.83	$679,731.36	$56,644.28
2nd Renewal Term			
135 – 194	$6.12	$713,543.04	$59,461.92

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6 In the event that there is a Stub Period, Tenant shall pay a prorated amount of Base Rent based on the number of days in the Stub Period, due and payable on the first day of the Stub Period. Operating Expenses: Collectively, the Impositions (as defined below) and the aggregate expenses incurred by Landlord in the operation, maintenance, repair and management of the Building Complex, including, without limitation, the following: utilities supplied to the Building Complex (to the extent the same are not being paid directly by Tenant or other tenants of the Building); security for the Common Areas of the Building Complex; lighting, cleaning, repairing and maintaining the parking lot, walkways, drives, service areas, landscaping, doors, overhead doors and door locks, any loading docks and other installations used in connection with the Building Complex; wages and “fringe” benefits for employees or contractors engaged on a full- time basis in connection with servicing the Building Complex up to the grade of building manager only, and payroll taxes, workmen’s compensation insurance premiums and similar costs with respect thereto, and an appropriate portion of same with respect to employees or contractors on a part-time basis up to the grade of building manager only; snow plowing and periodic striping and paving the parking lot, walkways, drives and service areas, all insurance obtained by Landlord relating to or otherwise in connection with its ownership or the operation, rental, or management of the Building Complex, the foregoing to include without limitation any liability insurance, rent loss insurance, and any insurance required by Landlord’s mortgagee; services obtained for the benefit of the Building Complex (including, without limitation, window cleaning, rubbish and recycling collection and removal, snow removal and grounds maintenance) at a reasonable cost therefor; repairs, replacement, repainting, maintenance, supplies and the like for the Building Complex; a management fee equal to four percent (4%) of the Base Rent and Operating Expenses for any Lease Year; depreciation (on a straight line basis) for capital replacements and improvements made by Landlord which are required in the ordinary course of maintaining the Building Complex or which will reduce the Operating Expenses thereof in Landlord’s reasonable judgment, the cost of which shall be amortized over the useful life of the capital replacement or improvement for

7 federal income tax purposes in accordance with generally accepted accounting principles (“GAAP”). The following items shall be excluded from “Operating Expenses”: principal or interest payments on any mortgages or other financing arrangements, leasing commissions and depreciation and amortization for the Building Complex, except as specifically provided above; leasing commissions, attorneys’ fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants, other occupants, or prospective tenants or occupants (other than Tenant, any occupant of the Premises, or any subtenant or assignee of Tenant); renovating or otherwise improving, decorating, painting or redecorating space for tenants or other occupants of the Building which is not Common Area; Landlord’s cost of electricity and other services which are separately metered or separately charged to tenants and for which Landlord is entitled to be reimbursed by tenants; expenses in connection with services or other benefits of a type which are not provided Tenant but which are provided to another tenant or occupant (other than an occupant of the Premises); damages and penalties incurred due to a violation by Landlord or any tenant of the terms and conditions of any lease; overhead and profit increment paid to subsidiaries or affiliates of Landlord for services, to the extent only that the costs of such services exceed competitive costs of such services were they not so rendered by a subsidiary or affiliate; Landlord’s general overhead and administrative expenses (except that Tenant hereby acknowledges that Operating Expenses shall include a management fee as set forth above); costs of repairs or replacements to the extent that Landlord is reimbursed by insurance or condemnation proceeds; cost of repairs or replacement of any item to the extent covered by a warranty; advertising and promotional expenditures; any costs relating to replacements to the roof, heating and air conditioning system (“HVAC”), plumbing or electrical systems, windows, dock doors and motors, lifts or elevators); and costs and repairs necessitated by Landlord’s gross negligence or willful misconduct. Impositions: All taxes including real estate taxes (which term shall include payments in lieu of real estate taxes), assessments, levies, license and permit fees and other governmental charges, general and special, ordinary and extraordinary, foreseen and

8 unforeseen, of any kind and nature whatsoever, at any time assessed, levied, confirmed or imposed upon, or become due and payable out of or in respect of, or become a lien upon, the Building Complex, (including all improvements thereto) which become due and payable at any time during the Lease Term, other than: (i) municipal, state and federal income taxes (if any) assessed against Landlord; or (ii) municipal, state or federal capital levy, gift, estate, succession, inheritance or transfer taxes of Landlord; or (iii) corporation excess profits or franchise taxes imposed upon any corporate owner of the Building Complex; or (iv) any income, profits or revenue tax, assessment or charge imposed upon the Rent payable by Tenant under this Lease, provided, however, that if at any time during the Lease Term the methods of taxation prevailing at the commencement of the Lease Term shall be altered so that in lieu of or as a substitute for the whole or any part of the taxes, assessments, levies or charges now levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed and imposed a tax, assessment, levy, imposition or charge, wholly or partially as a capital levy or otherwise, on the rents received therefrom, or measured by or based in whole or in part upon the Building Complex and imposed upon Landlord, then all such taxes, assessments, levies, impositions or charges or the part thereof so measured or based, shall be deemed to be included within the term “Impositions” for the purposes hereof. In addition to the foregoing, the term “Impositions” shall include any new tax of a nature not presently in effect, but which may be hereafter levied, assessed, or imposed upon Landlord or the Building Complex, if such tax shall be based solely on or arise out of the ownership, use or occupation of the Building Complex. Landlord shall elect to pay all betterments and special assessments of real estate taxes over the longest period permitted under applicable law and Impositions shall include only those installments which become due during the Lease Term plus any interest payments due during the same period. In the event the Impositions or any portion thereof are abated or reduced for any reason, then there shall be a readjustment in Tenant’s Proportionate Share of such Impositions. The Impositions shall include any increases based on any re- assessment, change in ownership, or re-valuation of the Building Complex.

9 Tenant’s Proportionate Share: Tenant’s Proportionate Share shall be determined by dividing the gross leasable area of the Premises by the gross leasable area of the Building Complex at the end of the calendar year to which the Operating Expenses relate. Tenant’s Proportionate Share shall be calculated as set forth on Exhibit G attached hereto. Lease Year: A period of twelve (12) consecutive full calendar months; provided, however, if the Rent Commencement Date does not occur on the first (1st) day of a calendar month, then the first (1st) Lease Year of the Initial Lease Term shall also include the partial calendar month. Landlord’s Mortgagee: Any party holding a mortgage on the Building Complex or any portion thereof, given as security for indebtedness owed by Landlord to the holder of the mortgage. 1.2 Effect of Reference to Definitions. Any reference in this Lease to any of the terms defined above shall be deemed, to the extent possible, to mean and include all aspects of the definition set forth above for such term. 1.3 Exhibits. The exhibits listed in this Section and attached to this Lease are incorporated by reference and are a part of this Lease. Exhibit A: Description of the Land Exhibit B: Depiction of the Building Exhibit C: Depiction of the Premises Exhibit D: Commencement Date Agreement Exhibit E: Landlord’s Work Exhibit F: Energy Focus Reserved Parking Exhibit G: Tenant’s Proportionate Share Exhibit H: Depiction of Subject Premises for Right of First Refusal ARTICLE 2 PREMISES, LEASE TERM AND COMMENCEMENT OF LEASE TERM 2.1 Premises. Commencing on the Rent Commencement Date, Landlord hereby leases to Tenant the Premises, subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease, together with all easements, rights or privileges necessary in connection with the use of the Premises for the Permitted Uses. Tenant shall have the use, in common with others entitled thereto, of the roadways, driveways, curbs, parking areas, sidewalks and all other common areas serving the Building Complex, together with the service areas, hallways, lobbies and elevators (if any) serving the Building and designated by Landlord for use in common by all tenants of the Building, as any or all of the foregoing may be adjusted by Landlord from time to time (provided that such adjustment by Landlord does not materially affect Tenant’s ingress,

10 egress or use of the Premises) (the “Common Areas”) and all subject to reasonable rules and regulations promulgated by Landlord from time to time and delivered to Tenant. Landlord hereby reserves the right at any time, and from time to time, to make alterations or additions to, and to build additional stories on, the Building in which the Premises are located and to build adjoining the same. Landlord also reserves the right at any time, and from time to time, to construct other buildings and improvements in the Building Complex, and to enlarge or reduce the Building or buildings within the Building Complex, and to build adjoining thereto, and to sell or lease any part of the land comprising the Building Complex. Notwithstanding the foregoing, no such rights of Landlord shall be permitted if same will result in a material adverse effect upon any of the rights and entitlements granted to Tenant hereunder. The purpose of the depiction attached hereto as Exhibit B is to show the approximate location of the Premises within the Building Complex and Landlord reserves the right at any time to relocate the various buildings, parking area and other areas of the Building Complex. In the event the Building Complex is enlarged as provided in this Section, Tenant’s Proportionate Share shall be reduced as a result of the increased gross leasable area of the Building Complex. 2.2 Lease Term. TO HAVE AND TO HOLD the Premises for the Lease Term commencing on the Rent Commencement Date, subject to the terms, covenants, agreements and conditions contained in this Lease. As used in this Lease, “Lease Term” shall refer to the Initial Lease Term (as defined above) and the Renewal Terms (as defined below), if and to the extent exercised by Tenant. 2.3 Renewal Terms. Landlord hereby grants to Tenant the right and option to extend the Initial Lease Term for two (2) consecutive periods each containing sixty (60) full calendar months (each, a “Renewal Term”, and collectively, the “Renewal Terms”). Each Renewal Term shall commence upon the day next following the last day of the then-expiring Lease Term. Notwithstanding anything herein contained to the contrary, Tenant’s right and option as aforesaid shall be conditioned upon: (i) this Lease remaining in full force and effect; and (ii) Tenant not being in default beyond any applicable grace period. Tenant shall notify Landlord in writing of its election to extend this Lease for the applicable Renewal Term not less than one hundred eighty (180) days prior to the expiration of the then-expiring Lease Term. Notice thereof shall be deemed sufficient if given in the manner hereinafter provided. Each Renewal Term shall be upon all of the terms, covenants and conditions of this Lease, except that the Base Rent payable during each Renewal Term shall be as set forth in Section 1.1 hereinabove. 2.4 Prior Lease. Landlord and Tenant hereby agree and acknowledge that, effective upon the Rent Commencement Date of this Lease, the Prior Lease and the Month-to-Month Oral Lease, and the obligations of Landlord and Tenant under the Prior Lease and the Month-to-Month Oral Lease, shall be terminated and be of no further force and effect; provided, however, (a) any and all obligations of Landlord and Tenant that expressly survive the expiration or earlier termination of the Prior Lease or the Month-to-Month Oral Lease, as the case may be, shall continue to expressly survive the expiration or earlier termination of the Prior Lease or the Month- to-Month Oral Lease, as applicable, and (b) Tenant shall be obligated to pay all rent due and

11 payable for Premises B and Premises G under the Prior Lease, and for Premises A under the Month-to-Month Oral Lease, up to and including the Rent Commencement Date of this Lease, which obligation of Tenant shall expressly survive the expiration or earlier termination of the Prior Lease or the Month-to-Month Oral Lease. For the avoidance of doubt, the terms and conditions of this Section 2.4 shall also expressly survive the expiration or earlier termination of this Lease. The foregoing termination of the Prior Lease and the Month-to-Month Oral Lease pursuant to this Section 2.4 shall be self-operative and not require the execution of any further documentation thereof. Notwithstanding the foregoing, Landlord and Tenant shall execute and deliver any documentation or instrument reasonably requested by the other to evidence and confirm the foregoing termination of the Prior Lease and the Month-to-Month Oral Lease. The Prior Lease and the Month-to-Month Oral Lease shall remain in full force and effect until the Rent Commencement Date. 2.5 Contingency. Notwithstanding any provision of this Lease to the contrary, if the Rent Commencement Date has not occurred by June 1, 2016, then Tenant shall have the right to terminate this Lease by delivering written notice thereof to Landlord no later than June 5, 2016. In such event, if Tenant timely delivers such termination notice, then this Lease shall terminate and the Prior Lease and the Month-to-Month Oral Lease shall continue in full force and effect. If Tenant fails to timely deliver such termination notice, then this Lease shall continue in full force and effect and Tenant’s right to terminate this Lease pursuant to this Section 2.5 shall be deemed waived and of no further force and effect. ARTICLE 3 BASE RENT AND ADDITIONAL RENT 3.1 Base Rent. Tenant covenants and agrees to pay, during the Lease Term, to Landlord, or to such other person as Landlord by written notice instructs Tenant to make such payments for Landlord’s benefit and account, without demand, set-off or deduction (except as and to the extent otherwise herein specifically provided), at the Address of Landlord set forth in Section 1.1 or at such other place as Landlord may by written notice to Tenant direct, commencing with the Rent Commencement Date, the Base Rent in equal monthly installments, in advance. The Base Rent shall be paid on the first day of each full calendar month of the Lease Term commencing on the Rent Commencement Date, and pro rata for any portion of a calendar month included at the beginning or end of the Lease Term, 1/30 of a monthly payment being due for each day of a partial month, payable on the first day of such month or partial month. 3.2 Additional Rent. In addition to Base Rent, commencing on the Rent Commencement Date and continuing on the first calendar day of each and every calendar month thereafter until the expiration of the Lease Term, Tenant also agrees and covenants to pay to Landlord, or to such other person as Landlord by written notice instructs Tenant to make such payments for Landlord’s benefit and account, without demand, set-off, or deduction (except and to the extent as otherwise herein specifically provided), at the Address of Landlord set forth in Section 1.1 or at such other place as Landlord may by written notice to Tenant direct, Tenant’s Proportionate Share of the Operating Expenses.

12 (i) Within ninety (90) days following the end of each calendar year included in whole or in part in the Lease Term, Landlord shall deliver to Tenant Landlord’s good faith estimate of the Operating Expenses for the current year of the Lease Term. Following receipt of Landlord’s estimate, Tenant shall pay to Landlord on the first day of each calendar month thereafter, as Additional Rent, an amount equal to 1/12th of Tenant’s Proportionate Share applicable thereto of the amount shown in Landlord’s estimate. (ii) Within ninety (90) days after the end of each calendar year or portion thereof included in the Lease Term, Landlord shall deliver to Tenant a statement setting forth the actual Operating Expenses for the immediately preceding calendar year. If the total estimated amount paid for Operating Expenses by Tenant for such preceding calendar year or portion thereof during the Term exceeds the actual amount due therefor as shown on Landlord’s statement, the excess shall be credited against the monthly installments of Rent next due (or promptly refunded to Tenant if the Lease Term has expired or is terminated). Landlord’s obligation to promptly refund shall survive the expiration or termination of this Lease for a period of one (1) year. If the total estimated amount paid by Tenant for any preceding year or portion thereof during the Lease Term is less than the actual amount due therefor as shown on Landlord’s statement, then Tenant shall pay the difference to Landlord within thirty (30) days after receipt of such statement from Landlord. Tenant’s and Landlord’s rights and obligations under this Section 3.2 with respect to the last calendar year, or portion thereof, included in the Lease Term shall survive the expiration or sooner termination of this Lease for a period of one (1) year. For purposes of calculating Tenant’s Proportionate Share of Operating Expenses, a year shall mean a calendar year except the first year, which shall begin on the Rent Commencement Date, and the last year, which shall end on the expiration of this Lease. (iii) Provided that Tenant shall have first paid all amounts due and payable by Tenant pursuant to this Section 3.2, within ninety (90) days after receiving Landlord’s statement of actual Operating Expenses for a particular calendar year, Tenant shall have the right to provide Landlord with written notice (the “Review Notice”) of its intent to review Landlord’s books and records relating to the Operating Expenses for such calendar year. Within a reasonable time after receipt of a timely Review Notice, Landlord shall make such books and records available to Tenant or Tenant’s agent for its review at either Landlord’s office within the continental United States or at the Building Complex, provided that if Tenant retains an agent to review Landlord’s books and records for any calendar year, such agent must be a certified public accountant licensed to do business in the state in which the Building Complex is located and must not be compensated on a contingent fee basis. Landlord shall be solely responsible for any and all costs, expenses and fees incurred by Tenant or Tenant’s agent in connection with such review only if the total amount of Operating Expenses used for the calculation of Tenant’s Proportionate Share for the year in question exceeded five percent (5%) or more of the total amount of Operating Expenses that should have been charged to Tenant; otherwise, Tenant shall pay the costs of such audit. If Tenant elects to review Landlord’s books and records, within thirty (30) days after such books and records are made available to Tenant, Tenant shall

13 have the right to give Landlord written notice stating in reasonable detail any objection to Landlord’s statement of actual Operating Expenses for such calendar year. If Tenant fails to give Landlord written notice of objection within such thirty (30) day period or fails to provide Landlord with a Review Notice within the ninety (90) day period provided above, Tenant shall be deemed to have approved Landlord’s statement of Operating Expenses in all respects and shall thereafter be barred from raising any claims with respect to such calendar year’s Operating Expenses. Upon Landlord’s receipt of a timely objection notice from Tenant, Landlord and Tenant shall work together in good faith to resolve the discrepancy between Landlord’s statement and Tenant’s review. If Landlord and Tenant determine that Operating Expenses for the calendar year in question are less than reported, Landlord shall forthwith provide Tenant with a credit against future Additional Rent in the amount of any overpayment by Tenant (or promptly refund such amount to Tenant if the Lease Term has expired or is terminated). Likewise, if Landlord and Tenant determine that Operating Expenses for the calendar year in question are greater than reported, Tenant shall pay to Landlord within thirty (30) days the amount of underpayment by Tenant. Any information obtained by Tenant pursuant to the provisions of this Section shall be treated as confidential. Tenant shall have the right to perform such review or audit of Landlord’s books, records and documents as provided for herein not more than once for each calendar year. 3.3 Rent. References in this Lease to “Rent” or “rent” shall be deemed to include both Base Rent and Additional Rent when the context so allows. All monetary obligations of Tenant under this Lease, except for the obligation to pay Base Rent, shall be deemed obligations to pay Additional Rent, unless such presumption is repugnant to the context. 3.4 Landlord’s Right to Seek Abatement. Landlord shall have the right to seek a reduction in the valuation of the Premises assessed for tax purposes. To the extent any tax refund payable as a result of any proceeding which Landlord may institute, or payable by reason of compromise or settlement of any such proceeding, is for taxes for which Tenant actually paid or reimbursed Landlord, then Tenant shall be authorized to receive Tenant’s Proportionate Share of the same (or the appropriate portion thereof) actually received by Landlord, subject, however, to Tenant’s obligation, if any sums are recovered, to reimburse Landlord forthwith for any actual reasonable expense incurred by Landlord in connection therewith out of such sums paid to Tenant. 3.5 Lease to be Deemed Net. This Lease shall be deemed and construed to be an absolutely triple net lease, and Tenant shall accordingly pay to Landlord, absolutely net, the Base Rent and Additional Rent, free of any off-sets or deductions of any kind, except as and to the extent otherwise herein specifically provided. 3.6 Independent Covenants. Each covenant, agreement, obligation and/or other provision in this Lease to be performed on Tenant’s part shall be deemed and construed to be a separate and independent covenant of Tenant and not dependent on any other provision of this Lease.

14 3.7 Late Charge. Tenant agrees that if any monthly installment of Base Rent or Additional Rent or any other sum is not paid within five (5) days following written notice to Tenant of its failure to pay, a late charge shall be imposed in an amount equal to five percent (5%) of the unpaid monthly installment(s) of Rent and Additional Rent or other payment; provided, however, that after Landlord shall have given Tenant notice of such failure to pay when due two (2) times during any twelve month period, a late charge shall thereafter be paid upon any amount not paid when due without the necessity of Landlord providing Tenant with any notice of same. The amount of the late charge to be paid by Tenant shall be reassessed and added to Tenant’s obligation for each successive monthly period until paid. The provisions of this Section 3.7 shall in no way relieve Tenant of the obligation to pay the monthly installment(s) of Base Rent or Additional Rent or other payments on or before the date on which they are due, nor do the terms of this Section 3.7 in any way affect Landlord’s remedies pursuant to Article 10 in the event said monthly installment(s) of Base Rent, Additional Rent or other payment is unpaid after date due. 3.8 Rent Commencement Date. The Parties shall, within fifteen (15) days after Tenant’s receipt of written notice from Landlord, execute a Commencement Date Agreement in the form attached hereto as Exhibit D, setting forth the Lease Commencement Date, the Rent Commencement Date and the Expiration Date of the Lease Term of this Lease. ARTICLE 4 SECURITY DEPOSIT A security deposit is not being required by Landlord in connection with this Lease. ARTICLE 5 UTILITIES, RUBBISH, ACCESS AND MAINTENANCE 5.1 Utilities. On or before the Substantial Completion Date (as defined below in Section 17.1), Tenant shall make arrangements with appropriate utility or service companies for its own service for any utilities and/or services which are to serve the Premises exclusively or directly and which can be billed to Tenant directly, and Tenant shall promptly pay all costs with respect to same, such payments to be made, to the extent possible, directly to the utility or service provider or to the appropriate party charged with collecting the same, the foregoing to include all charges for such utilities or services. Landlord shall be under no obligation to furnish any utilities or services to the Premises and shall not be liable for any interruption or failure in the supply of any such utilities or services to the Premises, unless due to the gross negligence or willful misconduct of Landlord, its agents, employees or contractors. 5.2 Rubbish and Recycling. Tenant shall be responsible for the collection and removal of rubbish and recycling from the Premises. 5.3 Tenant’s Access. Subject to Tenant’s compliance with all Legal Requirements, Tenant shall have access to the Premises twenty-four (24) hours a day, seven (7) days a week. Notwithstanding anything contained in this Lease to the contrary, Tenant shall be solely responsible, at Tenant’s sole cost and expense, for providing any and all security for the Premises.

15 5.4 Maintenance. (i) Landlord Maintenance. (a) Non-Reimbursable Expenses: Landlord, at its sole cost, shall make structural repairs and replacements necessary for the Building and Building Complex, including the roof, walls, elevators, HVAC, plumbing and electrical systems, dock doors and motors, lifts, elevators, loading docks, windows, exterior, interior load-bearing columns and foundation of the Premises, the Building or the Building Complex (unless the need for such structural repairs and replacements is caused by the gross negligence or willful misconduct of, or breach of this Lease by, Tenant and/or Tenants employees, contractors or agents). In performing its obligations under this Article or elsewhere under this Lease, Landlord shall not unreasonably interfere with Tenant’s occupancy or normal business operations. (b) Reimbursable Expenses: Landlord shall, as part of Operating Expenses, which Operating Expenses shall be reimbursable by Tenant pursuant to the terms set forth in Sections 1.1 and 3.2, perform maintenance and repairs (but not capital replacements) to the non-structural components of the Premises and the mechanical systems of the Building and the Building Complex, including but not limited to the roof, exterior walls (including windows), heating and air conditioning system (“HVAC”), plumbing and electrical systems (including all lines and conduits), fire and life safety systems, interior lobbies, rest rooms, hallways, elevators, parking areas, curbs and walks; make all other repairs and perform all other maintenance (excluding changing light bulbs within the Premises, which shall be Tenant’s obligation) required or needed at the Premises or in the Building Complex including, but not limited to, performing or engaging services for maintenance and repair of all landscaping, parking lots (including lighting and light poles), drives and service areas, loading docks, overhead doors, door locks, window washing, and keeping the sidewalks, driveways and parking areas free of snow, ice and debris. In connection with the maintenance of the HVAC system servicing the Premises, Landlord shall, during the Lease Term, as part of Operating Expenses to be reimbursed by Tenant hereunder, maintain a service contract for the semi-annual performance of standard HVAC system maintenance, including but not limited to, periodic replacement of filters, oiling of mechanical components and inspection for wear and tear. Landlord reserves the right to designate an HVAC contractor for such routine HVAC maintenance so long as the fee charged by Landlord’s designated contractor shall be the same or less than the fee charged by Tenant’s contractor for similar services. (ii) Tenant Maintenance: Except as otherwise expressly provided for in this Lease to the contrary, Tenant shall keep the non-structural portions of the Premises and improvements constructed upon the Premises by Tenant in good working order and condition (reasonable wear and use and damage by fire or other casualty or eminent domain

16 only excepted), including the replacement of all light bulbs and ballasts as necessary, unless the need for the same arises from the gross negligence or willful misconduct of Landlord (or Landlord’s agents, employees, contractors or other tenants), in which case Landlord shall be responsible for the cost of the same. Tenant also agrees to abide by reasonable rules and regulations which may be adopted by Landlord from time to time for the Building Complex and uniformly applied to all tenants of the Building Complex of which Tenant is given notice. ARTICLE 6 INSURANCE 6.1 Required Coverage. Tenant covenants and agrees with Landlord that during the Lease Term the following insurance shall be obtained by Tenant and carried at Tenant’s sole expense: (i) Tenant’s comprehensive public liability insurance insuring and indemnifying Tenant, Landlord, and Landlord’s Mortgagee against liability for injury to persons and damage to property which may be claimed to have occurred upon the Premises or the sidewalks, ways and other real property adjoining said Premises and covering all Tenant’s obligations under this Lease and with limits of at least One Million and 00/100 Dollars ($1,000,000.00) for property damage, One Million and 00/100 Dollars ($1,000,000.00) for injury or death of one person, and Two Million and 00/100 Dollars ($2,000,000.00) for injury or death of more than one person in any single accident, or such higher limits in any case as may reasonably be required in case of increase in risk or as may be customarily carried in the state where the Building Complex is located by prudent occupants of similar property, as determined by Landlord in its reasonable discretion. (ii) Workmen’s Compensation covering all Tenant’s employees working at the Premises. (iii) Such additional insurance (including, without limitation, rent loss insurance) and additional amounts of coverage as Landlord or Landlord’s Mortgagee shall reasonably require, provided that such insurance is in an amount and of the type customarily carried in the state in which the Building Complex is located by prudent occupants of similar property. 6.2 Writing and Disposition of Insurance Policies. All insurance required under Section 6.1 above shall be written with companies reasonably satisfactory to Landlord and in forms customarily in use from time to time in the market area of the Building Complex. Tenant shall furnish Landlord with certificates of said policies, and said policies, if appropriate, shall (i) name Landlord and Landlord’s Mortgagee as named insureds, as their respective interests may appear, and (ii) provide that the coverage thereunder may not lapse or be cancelled without thirty (30) days prior written notice to Landlord, Landlord’s Mortgagee and Tenant.

17 6.3 Mutual Waiver of Subrogation. Notwithstanding anything to the contrary set forth in this Lease, Landlord and Tenant each hereby waives all claims, causes of action, and rights of recovery against the other (and its officers, directors, members, managers, shareholders, employees and agents) for, and releases the other (and its officers, directors, members, managers, shareholders, employees and agents) from any and all liability or responsibility (to the other or anyone claiming through or under them by way of subrogation or otherwise) for, any loss or damage to property or any business interruption to the extent that (a) such loss or damage to property or business interruption is or could be covered by a special form or so-called “all risk” property insurance policy, by a contents insurance policy or by a sprinkler leakage or water damage policy in the State where the Premises are located, regardless of whether such insurance policies are actually carried, or (b) recovery is had under any other insurance carried covering such loss, damager or business interruption, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible. Landlord and Tenant agree and acknowledge that the waiver and release herein contained shall expressly extend to and include any uninsured loss paid by the insured in the form of a deductible or self- funded retention cost. If at any time Landlord or Tenant has in effect a special form or so-called “all risk” property insurance policy, contents insurance policy or sprinkler leakage or water damage policy, and if any such policy does not contain a clause or endorsement to the effect that the foregoing waiver and release shall not adversely affect or impair said policy or prejudice the right of the releasor to recover thereunder, then the foregoing waiver and release shall not be applicable to the losses or circumstances covered by such policy. Landlord and Tenant each agrees that any special form or so-called “all risk” property insurance policy, contents insurance policy or sprinkler leakage or water damage policy will include such a clause or endorsement as long as the same shall be obtainable without unreasonable extra costs, or, if an unreasonable extra cost shall be charged therefor, so long as the other party pays such extra cost. If an unreasonable extra cost shall be chargeable therefor, each party shall advise the other party and of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so. 6.4 Blanket Policies. Nothing contained herein shall prevent Tenant from taking out insurance of the kind and in the amounts provided for herein under a blanket insurance policy or policies covering properties other than the Premises, provided however, that any such policy or policies of blanket insurance (a) shall specify therein, or Tenant shall furnish Landlord with the written statement from the insurers under such policy or policies specifying the amount of the total insurance allocated to the Premises, which amounts shall not be less than the amounts required herein, and (b) amounts so specified shall be sufficient to prevent any of the insureds from being a co-insurer within the terms of the applicable policy or policies, and provided further, however, that any such policy or policies of blanket insurance shall, as to the Premises, otherwise comply as to endorsements and coverage with the provisions herein. 6.5 Landlord’s Insurance Covenant. Landlord covenants and agrees that, during the Lease Term, it shall obtain a special form or so-called “all risk” property insurance policy against damage by fire or other casualty in an amount at least equal to the replacement cost of the Premises (exclusive of foundations and excavation) as determined from time to time by Landlord or (at

18 Landlord’s election or upon Tenant’s request) by appraisal made at the expense of Tenant by an accredited insurance appraiser approved by Landlord. Tenant’s Proportionate Share of the cost of such insurance shall be paid by Tenant as an Operating Expense in accordance with Section 3.2 hereof. ARTICLE 7 TENANT’S ADDITIONAL COVENANTS Subject to the terms of this Lease, Tenant covenants and agrees during the Lease Term and such further time as Tenant occupies the Premises or any part thereof: 7.1 Performing Obligations. To perform fully, faithfully and punctually all of the obligations of Tenant set forth in this Lease; and to pay when due Rent and all charges, rates and other sums which by the terms of this Lease are to be paid by Tenant. 7.2 Use. Tenant shall use the Premises only for the Permitted Uses, and for no other purposes. In no event shall Tenant’s use of the Premises consist of any of the following prohibited activities or businesses (collectively, the “Use Restrictions”): operation of any private or commercial golf course; country club; massage parlor; hot tub facility; suntan facility; race track or other facility used for gambling; any store the principal business of which is the sale of alcoholic beverages for consumption off premises; or the rental to others in the Premises of residential property (defined in Section 168(e)(2)(A) of the Code as any building or structure where eighty percent (80%) or more of the gross rental income is derived from dwelling units). Tenant’s use of the Premises in any manner that violates the foregoing Use Restrictions shall constitute an Event of Default by Tenant under this Lease giving rise to a right of Lease termination by Landlord. 7.3 Compliance with Laws. At Tenant’s sole cost and expense, to comply promptly with all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, departments, commissions, boards and officials, foreseen and unforeseen, ordinary as well as extraordinary, which may be applicable to the Premises or to Tenant’s use, occupancy or presence in or at the Premises or the Building Complex, including the Americans with Disabilities Act (“ADA”) and all laws with respect to the handling, storage and disposal of hazardous materials (the “Legal Requirements”); provided, however, that (a) Tenant’s obligation to comply with the ADA shall be applicable to Tenant’s specific use or manner of use of the Premises or operations in the Premises and not the mere occupancy of the Premises and (b) Tenant may defer compliance with Legal Requirements so long as the validity of any such Legal Requirement shall be contested by Tenant in good faith and by appropriate legal proceedings, and: (i) If by the terms of such Legal Requirement, compliance therewith pending the prosecution of any such proceeding may legally be delayed without the incurrence of any lien, charge or liability of any kind against the Premises or the Building Complex or any portion thereof and without subjecting Tenant or Landlord to any liability, civil or

19 criminal, for failure so to comply therewith, Tenant may delay compliance therewith until the final determination of such proceeding, or (ii) If any lien, charge or civil liability would be incurred by reason of any such delay, Tenant nevertheless may contest as aforesaid and delay as aforesaid, provided that such delay would not subject Landlord to criminal liability or fine, and Tenant (i) furnishes to Landlord security, reasonably satisfactory to Landlord, against any loss or injury by reason of such contest or delay, and (ii) prosecutes the contest with due diligence; and (iii) Such delay in compliance will not constitute a default by Landlord under any lease, mortgage or other agreement, will not affect the use of all or any portion of the Building Complex by Landlord or any tenant of the Building, and will not affect the sale, leasing, or refinancing of all or any portion of the Building Complex. Notwithstanding the foregoing, Tenant shall not be responsible for compliance with any Legal Requirement requiring structural repairs or replacements, repairs or replacements to improvements located outside of and not exclusively serving the Premises, or the installation of new building equipment such as sprinklers, unless the need for such compliance arises from any work or alterations performed for or on behalf of Tenant, Tenant’s particular manner of use of the Premises, or Tenant’s gross negligence. 7.4 Payment for Tenant’s Work. To pay promptly when due the entire cost of any work at or on the Premises undertaken by Tenant so that the Premises shall at all times be free of liens for labor and materials; promptly to clear the record of any notice of any such lien of which Tenant has been given notice; to procure all necessary permits and before undertaking such work; to do all of such work in a good and workmanlike manner, employing materials of good quality and complying with all Legal Requirements; and to save Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work. 7.5 Indemnity. To save Landlord harmless and indemnified from, and to defend Landlord against, all injury, loss, claims or damage (including reasonable attorneys’ fees) to any person or property while on the Premises unless arising from any omission, fault, negligence or other misconduct of Landlord, or its agents, servants, employees, or contractors; and to save Landlord harmless and indemnified from, and to defend Landlord against, all injury, loss, claims or damage (including reasonable attorneys’ fees) to any person or property anywhere occasioned by any act, omission, neglect or default of Tenant or Tenant’s agents, servants, employees, contractors, guests, invitees or licensees. 7.6 Personal Property at Tenant’s Risk. That all personal property, equipment, inventory and the like from time to time upon the Premises shall be at the sole risk of Tenant; and that Landlord shall not be liable for any damage which may be caused to such property or the Premises or to any person for any reason including, without limitation, the bursting or leaking of or condensation from any plumbing, cooling or heating pipe or fixture.

20 7.7 Payment of Cost of Enforcement. To pay within ten (10) days of demand Landlord’s expenses, including reasonable attorneys’ fees, incurred in enforcing any obligation of Tenant under this Lease or in curing any default by Tenant under this Lease, provided that Landlord is successful in enforcing such obligation or has a right under this Lease to cure such default. 7.8 Surrender. At the termination of the Lease Term, Tenant shall peaceably surrender the Premises clean and in good order, repair and condition, and in conformance, in all material respects, with all Legal Requirements and Tenant’s repair obligations, reasonable wear and tear and damage by fire or casualty or taking and Landlord’s repair obligations excepted and to deliver to Landlord all keys to the Premises or any part thereof. Any alteration, addition or improvement in, on, or to the Premises made or installed by Tenant shall become a part of the realty and belong to Landlord without compensation to Tenant upon the expiration or sooner termination of the Lease Term, at which time title shall pass to Landlord under this Lease as if by a bill of sale, unless Landlord elects otherwise and notifies Tenant to remove any such tenant improvements at any time prior to the expiration of the Lease Term as set forth below. If Landlord elects for Tenant to remove any or all of such tenant improvements, Landlord shall notify Tenant in writing no later than thirty (30) days prior to the expiration of the Lease Term as to which tenant improvements are to be removed prior to the expiration or termination of the Lease. If Landlord fails to so notify Tenant, Tenant shall have no obligation to remove such tenant improvements and restore the Premises as a result of such removal. Notwithstanding the foregoing, any and all trade equipment (including but not limited to manufacturing and processing equipment), trade fixtures, furniture, data lines, inventory and business equipment (“Personal Property”) shall remain Tenant’s property and shall be removed by Tenant at the expiration or earlier termination of this Lease. Upon demand by Landlord and in accordance with the terms set forth above, Tenant shall remove, at Tenant’s sole cost and expense, forthwith and with all due diligence (but in any event prior to the expiration or earlier termination of the Lease Term), any such alterations, additions or improvements which are designated by Landlord to be removed, and Tenant shall forthwith and with all due diligence, at its sole cost and expense, repair any damage to the Premises or the Building Complex caused by such removal. In the event Tenant fails so to remove any Personal Property or any such alterations, additions and improvements or fails to repair any such damage to the Premises or the Building Complex caused thereby, Landlord may do so and collect from Tenant the cost of such removal and repair in accordance with this Section 7.8. 7.9 Rights of Mortgagees. (i) This Lease shall be subordinate to any mortgage, deed of trust or ground lease or similar encumbrance (collectively, a “Mortgage”) from time to time encumbering the Premises, whether executed and delivered prior to or subsequent to the date of this Lease, unless Landlord’s Mortgagee shall elect otherwise. If this Lease is subordinate to any Mortgage and Landlord’s Mortgagee or any other party shall succeed to the interest of Landlord pursuant to the Mortgage (such Mortgagee or other party, a “Successor”), at the election of the Successor, Tenant shall attorn to the Successor and this Lease shall continue in full force and effect between the Successor and Tenant. Not more than fifteen (15) days

21 after receipt of Landlord’s written request, Tenant agrees to execute such instruments of subordination or attornment in confirmation of the foregoing agreement as the Successor reasonably may request (in a form reasonably acceptable to Tenant and the Successor). Notwithstanding the foregoing, if this Lease is subordinate to a Mortgage as aforesaid, then upon the written request of Tenant, Landlord agrees to use commercially reasonable efforts to obtain the written agreement of Landlord’s Mortgagee that, subject to such reasonable qualifications as such Mortgagee may impose, in the event that Landlord’s Mortgagee or any other party shall succeed to the interest of Landlord hereunder pursuant to such Mortgage, so long as no Event of Default exists hereunder, Tenant’s right to possession of the Premises shall not be disturbed and Tenant’s other rights hereunder shall not be adversely affected by any foreclosure of such Mortgage. For purposes hereof, the term “commercially reasonable efforts” shall not include the payment of any sum of money or the consent to less favorable terms and conditions with respect to the obligations or indebtedness secured or created by the Mortgage. In the event that, despite using commercially reasonable efforts, Landlord is unable to obtain such an agreement, then this Lease nonetheless shall be subordinate as aforesaid. Landlord shall use commercially reasonable efforts to obtain a Subordination, Non-Disturbance and Attornment Agreement by and among Landlord, Tenant and Landlord’s mortgagee(s), in a form reasonably acceptable to Tenant and in recordable form, prior to the Rent Commencement Date. (ii) With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on real property which includes the Premises, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect and, except as aforesaid, such holder shall be treated as having assumed Landlord’s obligations hereunder only upon foreclosure of such holder’s mortgage and the taking of possession of the Premises. In no event shall the acquisition of Landlord’s interest in the Building Complex by a purchaser which, simultaneously therewith, leases Landlord’s entire interest in the Building Complex back to the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord’s obligations hereunder, but Tenant shall look solely to such seller lessee, and its successors from time to time in title, for performance of Landlord’s obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser. For all purposes, such seller lessee, and its successors in title, shall be the Landlord hereunder unless and until Landlord’s position shall have been assumed by such purchaser lessor. Except as provided herein, in the event of any transfer of title to the Building Complex by Landlord, Landlord shall thereafter be entirely freed and relieved from the performance and observance of all covenants and obligations hereunder after the date of such transfer. (iii) Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice in accordance with Article 12 hereof specifying the default in reasonable detail to any mortgage holder whose address has been

22 given to Tenant, and affording such mortgage holder a reasonable opportunity to perform Landlord’s obligations hereunder. Notwithstanding any such attornment or subordination of a mortgage to this Lease, the holder of any mortgage shall not be liable for any acts of any previous landlord, shall not be obligated to install any tenant improvements, and shall not be bound by any amendment to which it did not consent in writing nor any payment of rent made more than one month in advance. 7.10 Estoppel Certificates. From time to time, upon not less than fifteen (15) days’ prior written request by Landlord, to execute and acknowledge and deliver to Landlord, for delivery to a prospective purchaser or mortgagee of the Premises or the Building Complex or to any assignee of any mortgage of the Premises or the Building Complex, a statement in writing certifying: (a) that this Lease is unamended (or, if there have been any amendments, stating the amendments); (b) that it is then in full force and effect, if that be the fact; (c) the dates to which Rent and any other payments to Landlord have been paid; (d) any defenses, offsets and counterclaims which Tenant, at the time of the execution of said statement, believes that Tenant has with respect to Tenant’s obligation to pay Rent and to perform any other obligations under this Lease or that there are none, if that be the fact; and (e) such other data as may reasonably be requested. Any such statement may be relied upon by such prospective purchaser or mortgagee of the Premises, or portion thereof, or any assignee of any mortgagee of the Premises, or portion thereof. 7.11 Nuisance. At all times during the Lease Term and such further time as Tenant occupies the Building Complex, not to injure, overload, deface or otherwise harm the Building Complex; nor commit any nuisance; nor to do or suffer any waste to the Building Complex; nor permit the emission of any objectionable noise or odor; nor make any use of the Building Complex which is improper or contrary to any Legal Requirement or which will invalidate any insurance policy covering the Building Complex or any portion thereof, including, without limitation, the handling, storage and disposal of any Hazardous Material. 7.12 Changes and Alterations. Except as otherwise explicitly set forth herein, Tenant shall have no authority, without the express written consent of Landlord (which consent shall not be unreasonably withheld, conditioned or delayed) to alter, remodel, reconstruct, demolish, add to, improve or otherwise change the Premises, except that Tenant shall have such authority, without the consent of Landlord, to make repairs to the Premises and do such things as are appropriate to comply with the obligations imposed on Tenant under other provisions of this Lease. Tenant shall not construct or permit any alterations, installations, additions or improvements, including any exterior or interior signs (“Alterations”) to the Premises or the Building without having first submitted to Landlord plans and specifications therefor for Landlord’s approval, which approval shall not be unreasonably withheld or delayed provided that: (i) If the Alteration involves a sign or will otherwise be visible from the exterior then the Alteration must be compatible with the architectural and aesthetic qualities of the Premises and the Land; and

23 (ii) The Alteration must be non-structural and have no effect on the plumbing, heating (and cooling), mechanical, electrical, life-safety or other systems or services or protective safeguards or protective devices (i.e., sprinkler systems, fire alarms, burglar alarms, etc.) in the Building, and the Alteration (except for signs) must be entirely within the Premises; and (iii) The Alteration, when completed, will not adversely affect the value of the Premises or the Land in Landlord’s reasonable discretion; and (iv) Tenant demonstrates to Landlord’s satisfaction that the Alteration will be made in accordance with all Legal Requirements using good quality materials and good quality construction practices and will not result in any liens on the Premises; and (v) As soon as such work is completed, Tenant will have prepared and provide Landlord with “as-built” plans (in form acceptable to Landlord) showing all such work to the extent such Alteration is of such a nature that can be depicted on “as built” plans; and (vi) Tenant will comply with any rules or requirements reasonably promulgated by Landlord in connection with the doing of any work, and if requested by Landlord, Tenant will obtain and maintain Builder’s Risk insurance in connection with such work. Notwithstanding anything herein to the contrary, Tenant shall have the right to make minor interior non-structural Alterations from time to time in the Premises which do not affect the Building systems or suspend or impair any protective safeguard or protective device without obtaining Landlord’s prior written consent therefor, provided that all of such work conforms to all of the above requirements in all respects, and further provided that Tenant provides Landlord with a written description of such work (and such other data as Landlord may reasonably request) prior to commencing any such Alteration, and further provided that the aggregate cost of such minor alterations may not exceed $20,000.00 with respect to any one Alteration. 7.13 Financial Statements. Tenant will provide Landlord with annual financial statements prepared by outside accountants within one hundred twenty (120) days of Tenant’s year-end. Tenant will also provide Landlord with financial statements prepared by outside accountants upon request of Landlord’s lenders. 7.14 Holding Over. If Tenant remains in the Premises beyond the expiration of the Lease Term, or sooner following an early termination as provided for herein, such holding over shall not be deemed to create any tenancy, but Tenant shall be a tenant at sufferance only subject to all of Tenant obligations set forth herein, but at a daily rate equal to one hundred fifty percent (150%) of the Rent, the cost of electricity and all other utilities supplied to the Premises, and other charges provided for under this Lease. The acceptance of a purported rent check following termination shall not constitute the creation of a tenancy at will, it being agreed that Tenant’s status shall remain that of a tenant at sufferance, at the aforesaid daily rate. Any reference in this Lease to Tenant’s obligations continuing during the period of any holdover shall not be deemed to grant Tenant the right to a holdover or imply Landlord’s consent to any such holdover. In addition,

24 Tenant shall be liable for all costs, claims, liabilities and damages arising from or in any manner related to any such holdover including, without limitation, damages payable to the subsequent tenant and related to the loss of a tenant, but subject in all events to Section 10.12 hereof. ARTICLE 8 QUIET ENJOYMENT Landlord covenants that Tenant on paying the Rent and performing Tenant’s obligations under this Lease shall peacefully and quietly have, hold and enjoy the Premises (and have use of the Common Areas subject to the terms and conditions of this Lease) throughout the Lease Term or until it is terminated as in this Lease provided without hindrance by Landlord or by anyone claiming by, through or under Landlord. The foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied. ARTICLE 9 DAMAGE AND EMINENT DOMAIN 9.1 Fire and Other Casualty. In the event that at any time during the Lease Term the Premises are totally damaged or destroyed by fire or other casualty or substantially damaged so as to render them or a material portion thereof untenantable, then there shall be a just and proportionate abatement of the Rent payable hereunder, until the Premises are made suitable for Tenant’s occupancy. In the event of any casualty damage to the Premises or the Common Areas serving the Premises, Landlord shall proceed at its expense and with reasonable diligence to repair and restore the Premises (not including Tenant’s trade fixtures, business equipment and furniture) and the damaged Common Areas serving the Premises to substantially the same condition they were in immediately prior to such casualty. Notwithstanding the foregoing, if Landlord in its sole discretion determines that timely restoration is not possible or practical or that there are or will be insufficient insurance proceeds available to Landlord to accomplish same, then Landlord shall have the right to terminate this Lease by written notice given to Tenant within sixty (60) days after the occurrence of such casualty. In the event the Premises and the damaged Common Areas serving the Premises have not been restored to a condition substantially suitable for their intended purpose within one hundred and eighty (180) days following the issuance of all permits required for such restoration, then either Landlord or Tenant may terminate this Lease by written notice given to the other within five (5) business days following such one hundred and eighty (180) day period. If (a) the Premises are totally damaged or destroyed by fire or other casualty or substantially damaged so as to render them or a material portion thereof untenantable, and (b) Landlord does not elect to terminate this Lease pursuant to this Section, and (c) Landlord fails to commence the repair or restoration of the Premises within ninety (90) days after the issuance of all permits required for such repair or restoration, then Tenant may terminate this Lease by written notice given to Landlord within five (5) business days following such ninety (90) day period. If, during the final Lease Year of the Term, the Premises are totally damaged or destroyed by fire or other casualty or substantially damaged so as to render them or a material portion thereof untenantable, Tenant may terminate this Lease by written notice given to Landlord within ten (10) business days following the date such casualty occurred.

25 9.2 Eminent Domain. Landlord reserves for itself all rights to any damages or awards with respect to the Premises and the leasehold estate hereby created by reason of any exercise of the right of eminent domain, or by reason of anything lawfully done in pursuance of any public or other authority; and by way of confirmation Tenant grants and assigns to Landlord all Tenant’s rights to such damages so reserved, except as otherwise provided herein. Tenant reserves all rights to any damages or awards relating to its trade fixtures, equipment, personal property, exterior signs and relocation costs. Tenant covenants to execute and deliver any instruments confirming such assignment as Landlord may from time to time reasonably request, provided that such instruments are in a form reasonably acceptable to Tenant and Landlord. If all the Premises are taken by eminent domain, this Lease shall terminate when Tenant is required to vacate the Premises or such earlier date as Tenant is required to begin the payments of rent to the taking authority. If a partial taking by eminent domain results in so much of the Premises being taken as to render the Premises or a material portion thereof unsuitable for Tenant’s continued use and occupancy, or if a portion of the Common Areas is taken by eminent domain to such an extent that such taking materially and adversely affects Tenant’s access to the Premises and prevents the reasonable use and occupancy of the Premises for the Permitted Use, in either case as determined by Landlord in its reasonable discretion (any such partial taking, a “Material Partial Taking”), then either Landlord or Tenant may elect to terminate this Lease as of the date when Tenant is required to vacate the portion of the Premises so taken, by written notice to the other given not more than sixty (60) days after the date on which Tenant or Landlord, as the case may be, receives notice of the taking (“Termination Notice Period”). If a partial taking by eminent domain does not result in such portion of the Premises or Common Areas being taken as aforesaid, then this Lease shall not be terminated or otherwise affected by any exercise of the right of eminent domain, but Landlord shall be obligated to repair as set forth below. Whenever any portion of the Premises shall be taken by any exercise of the right of eminent domain, and if this Lease shall not be terminated in accordance with the provisions of this Section 9.2, Landlord shall, at its expense, proceeding with all reasonable dispatch do such work as may be required to restore the Common Areas and the Premises or what remains thereof (not including Tenant’s trade fixtures, business equipment and furniture) as nearly as may be to the condition they were in immediately prior to such taking, and Tenant shall at its expense, proceeding with all reasonable dispatch, provided sufficient condemnation proceeds are available therefor (or, if not, provided that Tenant provides additional funds needed above the amount of the condemnation proceeds available), do such work to its trade fixtures, business equipment and furniture, as may be required. A just proportion of the Rent payable hereunder, according to the nature and extent of the taking shall be abated from the time Tenant is required to vacate that portion of the Premises taken. If (a) a Material Partial Taking has occurred, and (b) neither Landlord nor Tenant has elected to terminate this Lease pursuant to this Section, and (c) the Premises have not been restored to a condition substantially suitable for their intended purpose within one hundred eighty (180) days after the expiration of the Termination Notice Period and the issuance of all permits required for such restoration, Tenant may elect to terminate this Lease by written notice to Landlord sent within five (5) business days following such one hundred eighty (180) day period. If (a) a Material Partial Taking has occurred, and (b) neither Landlord nor Tenant has elected to terminate this Lease pursuant to this Section, and (c) Landlord fails to commence the repair or restoration of the Premises within ninety (90) days after the expiration of the Termination Notice Period and issuance of all permits required for such repair

26 or restoration, then Tenant may terminate this Lease by written notice given to Landlord within five (5) business days following such ninety (90) day period. ARTICLE 10 DEFAULTS BY TENANT AND REMEDIES 10.1 Tenant’s Default. Each of the following shall be an event of default (“Event of Default”) hereunder: (A) if Tenant shall fail to pay any installment of Base Rent, Additional Rent or any other payment due under this Lease, and such failure shall continue for a period of five (5) business days following the date the such payment is due hereunder; (B) if Tenant shall (i) make a general assignment for the benefit of creditors; (ii) commence any proceeding for relief, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property; (iii) become the subject of any such proceeding which is not dismissed within sixty (60) days after its filing or entry; or (iv) be dissolved or otherwise fail to maintain its legal existence (if Tenant is a corporation, partnership or other entity); (C) Tenant shall fail to discharge or bond over any lien placed upon the Premises in violation of this Lease within thirty (30) days after Tenant receives notice that any such lien or encumbrance is filed against the Premises; and (D) if Tenant shall fail to comply with any provision of this Lease, other than those specifically referred to hereinabove and, except as otherwise expressly provided therein, such default shall continue for more than thirty (30) days after Landlord shall have given Tenant written notice of such default, or such longer period if such default cannot be reasonably cured within such thirty (30) day period, provided that Tenant diligently commences the cure within the thirty (30) day period and diligently prosecutes such cure to completion. Upon the occurrence of an Event of Default, defined as aforesaid, then in any such case, notwithstanding any waiver or other indulgence of any prior default, Landlord may terminate this Lease by written notice to Tenant sent at any time thereafter, but before Tenant has cured or removed the cause for such termination. Such termination shall be without prejudice to any remedy Landlord might otherwise have for any prior breach or covenant and without prejudice to any other rights or remedies available to Landlord at law or in equity. 10.2 Landlord’s Election. Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing, Landlord may at any time thereafter, at its election by written notice to Tenant: (i) terminate this Lease or Tenant’s right of possession, but Tenant shall remain liable as hereinafter provided; and/or (ii) pursue any remedies provided for under this Lease or at law or in equity. Upon the termination of this Lease or termination of Tenant’s right of possession, it shall be lawful for Landlord, without formal demand or notice of any kind, to re- enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom. If Landlord re- enters the Premises, Landlord shall have the right to keep in place and use, or remove and store all of the fixtures, equipment and other property of Tenant left at the Premises or elsewhere at the Building Complex. If Landlord terminates this Lease or terminates Tenant’s right of possession, Landlord may recover from Tenant the sum of (i) all Base Rent, Additional Rent and all other amounts accrued hereunder to the date of such termination, (ii) the costs set forth in Section 10.3

27 below, and (iii) a lump sum amount (as liquidated damages) equal to (A) the net present value of the Base Rent and Additional Rent which would have been payable by Tenant under this Lease had this Lease not been so terminated (or had Tenant’s right of possession not been terminated) for the period commencing after said termination and ending on the last day of the Lease Term with such amounts becoming due and payable by Tenant on such dates as Base Rent would otherwise become due and payable hereunder, less (B) the net present value of the net rents (as reasonably estimated by Landlord) that Landlord would reasonably be likely to receive from re- letting the Premises (or any portion(s) thereof) for the period commencing after said termination and ending on the last day of the Lease Term, such net rents to be determined by first deducting from the gross rents estimated to be received by Landlord from such re-letting the expenses incurred or paid by Landlord in connection with said termination and in re-entering the Premises and in securing possession thereof, as well as the estimated expenses of re-letting (including, without limitation, altering and preparing the Premises for new tenants, broker’s commissions, tenant allowances, and any concessions, free rent periods and other inducements that may reasonably be required to relet the Premises). The net present value of the foregoing amounts shall be calculated using a discount rate equal to the then applicable discount rate of the Federal Reserve bank of New York plus one percent (1%). If Landlord elects to relet the Premises, any such re- letting may be for a shorter or longer period than the remaining Lease Term, and in no event shall Tenant be entitled to receive any excess of such net rents over the Base Rent payable by Tenant to Landlord under this Lease. 10.3 Reimbursement of Landlord’s Expenses. Upon each occurrence of an Event of Default, whether or not such Event of Default results in the termination of this Lease or termination of Tenant’s right of possession pursuant to Section 10.2, Tenant shall reimburse Landlord for all actual and reasonable expenses arising out of such Event of Default, including, without limitation, (i) all actual and reasonable costs incurred in collecting such amounts due from Tenant under this Lease (including actual and reasonable attorneys’ fees incurred and the costs of litigation and the like but only if Landlord is successful in its litigation) and (ii) all customary and necessary expenses incurred by Landlord in attempting to relet the Premises or parts thereof, such as advertising and brokerage fees but excluding lease inducements and build-out or retrofit of the premises to accommodate another tenant. The reimbursement from Tenant shall be due and payable within thirty (30) days following written notice from Landlord that an expense has been incurred with documentation substantiating such expenses, without regard to whether the expense was incurred before or after the termination. 10.4 Termination of Right of Possession. Even though Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate the Lease (even though it has terminated Tenant’s right of possession), and Landlord may enforce all its rights and remedies under this Lease, including the right to recover Base Rent and Additional Rent as it becomes due. Any such payments due Landlord shall be made on the dates that Base Rent and Additional Rent would otherwise come due under this Lease, and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such termination of possession only, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

28 10.5 Mitigation. Landlord shall use commercially reasonable efforts to relet the Premises which efforts shall be subject to the reasonable requirements of Landlord to lease to high quality tenants and to develop the Premises in a harmonious manner with an appropriate mix of uses, tenants, and terms of tenancies, and the like and factoring in the location and nature of the Premises. It is agreed that hiring a reputable leasing broker to lease the Premises and cooperating in good faith with such broker shall satisfy the requirement that Landlord use commercially reasonable efforts to relet. 10.6 Claims in Bankruptcy. Nothing herein shall limit or prejudice the right of Landlord to prove and obtain in a proceeding for bankruptcy, insolvency, arrangement or reorganization, by reason of the termination, an amount equal to the maximum allowed by the statute of law in effect at the time when, and governing the proceedings in which, the damages are to be provided, whether or not the amount is greater to, equal to, or less than the amount of the loss or damage which Landlord has suffered. 10.7 Landlord’s Right to Cure Defaults. Landlord may, but shall not be obligated to, cure at any time any Event of Default by Tenant under this Lease. In curing such defaults, Landlord may enter upon the Premises and take such action thereon as may be necessary to effect such cure. In the case of an emergency imminently threatening serious injury to persons or property, Landlord may cure such default without notice. All costs and expenses incurred by Landlord in curing a default, including reasonable attorneys’ fees actually incurred, together with interest thereon at a rate equal to the lesser of (a) twelve percent (12%) per annum, or (b) the highest lawful rate of interest which Landlord may charge to Tenant without violating any applicable law from the day of payment by Landlord shall be paid by Tenant to Landlord within ten (10) days after demand. 10.8 No Waiver. Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law, it being understood that such surrender and/or termination can be effected only by the written agreement of Landlord and Tenant. Tenant and Landlord further agree that forbearance or waiver by either party to enforce its rights pursuant to this Lease, or at law or in equity, shall not be a waiver of such party’s right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of rent with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account of the earliest installment of any payment due from Tenant under the provisions hereof. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

29 10.9 Default Interest. If any payment of Base Rent, Additional Rent or any other payment payable hereunder by Tenant to Landlord shall not be paid when due, Landlord may impose, at its election, interest on the overdue amount from the date when the same was payable until the date paid at a rate equal to the lesser of (a) twelve percent (12%) per annum, or (b) the highest lawful rate of interest which Landlord may charge to Tenant without violating any applicable law. Such interest shall constitute Additional Rent payable hereunder. 10.10 Landlord Default. Landlord’s failure or refusal to perform any provision of this Lease which it is obligated to perform or the breach of any covenant herein, and the continuation of such failure or refusal for thirty (30) days after receipt of written notice from Tenant of such failure or refusal, shall be a default by Landlord (each, a “Landlord Default”); provided, however, that if the failure or refusal to perform cannot reasonably be cured by Landlord within thirty (30) days after receipt by Landlord of the required notice from Tenant, despite reasonably diligent effort by Landlord, then Tenant shall not exercise any of its rights and remedies under this Section 10.10 if Landlord commences a cure within thirty (30) days after receipt of notice thereof and diligently pursues such cure to completion. In the event of a Landlord Default, and without waiving any other remedy or claim for damages or breach of this Lease, but subject to the preceding sentence, Tenant may elect to cure the Landlord Default and Landlord shall reimburse Tenant for the actual and reasonable cost of curing such Landlord Default. Notwithstanding anything in Section 10.10 to the contrary, in the event of an Emergency Situation (defined herein), if the Landlord Default is not cured after reasonable notice to or attempts to notify Landlord, which may be a shorter notice as practicable under the circumstances, Tenant may cure the Landlord Default and Landlord shall reimburse Tenant for the actual and reasonable cost of curing such Landlord Default, provided that such cure is not more extensive than is reasonably necessary under the circumstances. As used in this Section 10.10, “Emergency Situation” means a situation which imminently threatens serious injury to persons or property in or on the Premises. 10.11 Tenant Remedies. If Tenant incurs any costs or expenses because of a Landlord Default, the actual and reasonable sums paid by Tenant to cure such Landlord Default shall be due from Landlord to Tenant within thirty (30) days following written notice from Tenant that an expense has been incurred with documentation substantiating such actual and reasonable expenses. If Landlord fails to reimburse Tenant for such actual and reasonable costs incurred by Tenant to cure a Landlord Default within thirty (30) days of invoice therefor, such actual and reasonable costs incurred shall bear interest at a rate equal to the lesser of (a) twelve percent (12%) per annum or (b) the highest lawful rate of interest which Tenant may charge to Landlord without violating any applicable Legal Requirement, from the date due until repaid by Landlord. In addition to Tenant’s right to cure a Landlord Default as set forth above, Tenant shall have the right, at its option, to: (i) pursue a remedy of specific performance, (ii) seek money damages for actual loss arising from Landlord’s failure to discharge its obligations under this Lease, or (iii) to terminate this Lease, subject to the terms of this Lease; provided that notwithstanding anything to the contrary contained in this Lease, in no event shall Tenant be able to recover from Landlord and special, indirect, incidental or consequential damages of any kind or nature whatsoever. Tenant’s remedies under this Section 10.11 shall be cumulative with, and not exclusive of, any other remedies to which Tenant may be entitled under this Lease, at law or in equity. Nothing herein

30 contained shall relieve Landlord from its obligations hereunder, nor shall this Section 10.11 be construed to obligate Tenant to perform Landlord’s obligations under the Lease. 10.12 No Consequential Damages. Neither party shall be liable to the other for consequential or other indirect damages of the other (including, without limitation, lost profits or business interruption), except as expressly set forth herein. ARTICLE 11 ASSIGNMENT AND SUBLETTING 11.1 Prohibition. Tenant covenants and agrees that neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, and that neither the Premises, nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied, by anyone other than Tenant, or for any use or purpose other than as stated herein, or be sublet, without the prior written consent of Landlord in each and every case, which consent shall not be unreasonably withheld, delayed or conditioned. Not in limitation of the foregoing, Tenant’s request for Landlord’s consent to subletting or assignment shall be submitted in writing in advance of the proposed effective date of such proposed assignment or sublease, which request shall be accompanied by the following information (the “Required Information”): (i) the name, current address and business of the proposed assignee or subtenant; (ii) the square footage and location of the portion of the Premises proposed to be so subleased or assigned; (iii) the effective date and term of the proposed assignment or subletting; and (iv) the rent and other consideration to be paid to Tenant by such proposed assignee or subtenant. Upon Landlord’s request, Tenant also shall promptly supply Landlord with such financial statements and other information as Landlord may reasonably request, prepared in accordance with generally accepted accounting principles, not more than ninety (90) days old when delivered to Landlord, indicating the net worth, liquidity and credit worthiness of the proposed assignee or subtenant in order to permit Landlord to evaluate the proposed assignment or sublease. In the event that Tenant intends to assign or sublease fifty percent (50%) or more of the Premises, Tenant agrees to reimburse Landlord for reasonable legal fees and any other reasonable expenses and costs incurred by Landlord in connection with any proposed assignment or subletting, not to exceed $1,000.00 in each instance. 11.2 Conditions to Consent. Notwithstanding anything to the contrary contained herein, it shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or sublease if (i) Tenant proposes to assign this Lease or sublease the Premises or any portion thereof to any person or entity with whom Landlord is then negotiating for the rental of other space in the Building or who is a tenant in the Building or any other building owned by Landlord or any affiliate of Landlord; or (ii) the net worth of any such proposed assignee or subtenant is less than the greater of (A) the net worth of Tenant on the date hereof or (B) the net worth of Tenant at the time of any such assignment or sublease; or (iii) the proposed use is not limited to the Permitted Uses; or (iv) there are then two (2) or more leases or subleases in effect with respect to the Premises (including this Lease); or (v) any rent payable by Tenant hereunder is so-called “percentage rent” (provided, however, that it is hereby agreed and acknowledged that in

31 no event shall Landlord’s right to withhold consent be limited to the basis set forth in clauses (i) through (v) above). Landlord’s consent shall be granted only if the assignee or subtenant shall promptly execute, acknowledge, and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby the assignee or subtenant shall agree to be bound by and upon the covenants, agreements, terms, provisions and conditions set forth in this Lease other than the payment of Rent hereunder. 11.3 Excess Rents. If Tenant shall sublet the Premises, having first obtained Landlord’s consent, at a rental in excess of the Rent and Additional Rent due and payable by Tenant under the provisions of this Lease, one-half (½) of such excess rent and additional rent, net of Tenant’s commercially reasonable and necessary expenses related to the sublease, shall be paid by Tenant to Landlord, it being agreed, however, that Landlord shall not be responsible for any deficiency if Tenant shall sublet the Premises at a rental less than that provided for herein. 11.4 Assignment or Sublease to an Affiliate. Notwithstanding anything to the contrary contained herein, Tenant shall have the right to assign this Lease or sublet the Premises or any part thereof without the prior consent of Landlord to either (x) an entity into or with which Tenant is merged or consolidated, or to which all or substantially all of Tenant’s assets are transferred, or (y) any entity which controls or is controlled by Tenant or is under common control with Tenant (“Affiliate”), provided that in any such event (i) the successor to Tenant has a net worth, computed in accordance with generally accepted accounting principles consistently applied, at least equal to the greater of (1) the net worth of Tenant immediately prior to such merger, consolidation or transfer, or (2) the net worth of Tenant herein named on the date of this Lease; (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction, and (iii) the assignee agrees directly with Landlord, by written instrument in form satisfactory to Landlord in its reasonable discretion, to be bound by all the obligations of Tenant hereunder, including, without limitation, the covenant against further assignment and subletting. 11.5 No Waiver; Tenant to Remain Liable. If this Lease is assigned, or if the Premises or any part thereof is sublet or occupied by anybody other than Tenant, Landlord may, after an Event of Default by Tenant, collect Rent and/or Additional Rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent and/or Additional Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or subletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting. No assignment, subletting or use of the Premises shall affect the Permitted Use hereunder. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of all sums payable hereunder and for compliance with all the obligations of Tenant hereunder.

32 ARTICLE 12 NOTICES All notices, consents, approvals, or other communication required by the provisions of this Lease to be given to Landlord or Tenant shall be in writing and shall be hand delivered or given by registered or certified mail or by Federal Express or other recognized overnight courier, addressed to the address of the party set forth in Section 1.1 hereof or to such other address as the party shall have last designated by notice. The customary receipt shall be conclusive evidence of compliance with this Article 12. Notice shall be deemed given on the earlier of the date of actual receipt, or the third (3rd) business day following the date when deposited in the U.S. mail or on the first (1st) business day following the date when deposited with such courier, postage paid. ARTICLE 13 MEMORANDUM OF LEASE Tenant agrees that it will not record this Lease. Landlord and Tenant shall, upon the request of either, execute, acknowledge, and deliver a recordable Memorandum of this Lease. At Landlord’s request, promptly upon expiration of or earlier termination of the Lease Term, Tenant shall execute and deliver to Landlord a release of any document recorded in the real property records for the location of the Premises evidencing this Lease. The obligations of Tenant under this Article 13 shall expressly survive the expiration or any earlier termination of the Lease Term for a period of two (2) years. ARTICLE 14 APPLICABLE LAW, SEVERABILITY, CONSTRUCTION This Lease shall be governed by and construed in accordance with the laws of the state in which the Building Complex is located and, if any provisions of this Lease shall to any extent be invalid, the remainder of this Lease, and the application of such provisions in other circumstances, shall not be affected thereby. This Lease may be amended only by an instrument in writing executed by Landlord and Tenant. The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease. ARTICLE 15 SUCCESSORS AND ASSIGNS, ETC. 15.1 Covenants Run With The Land. It is understood and agreed that the covenants and agreements of the parties hereto shall run with the land and that no covenant or agreement of Landlord, expressed or implied, shall be binding upon Landlord except in respect of any breach or breaches thereof committed during Landlord’s seizing and ownership of the Premises. If Landlord acts as a Trustee or Trustees of a trust in making this Lease only the estate for which Landlord acts shall be bound hereby, neither any such Trustee executing this Lease as Landlord nor any shareholder or beneficiary of such trust shall be personally liable for any of the covenants or agreements of Landlord expressed herein or implied hereunder or otherwise because of anything arising from or connected with the use and occupation of the Premises by Tenant. Reference in

33 this Lease to “Landlord” or to “Tenant” and all expressions referring thereto, shall mean the person or persons, natural or corporate, named herein as Landlord or as Tenant, as the case may be, and the heirs, executors, administrators, successors and assigns of such person or persons, and those claiming by, through or under them or any of them, unless repugnant to the context. If Tenant is a partnership or a firm of several persons, natural or corporate, the obligations of each person executing this Lease as Tenant shall be joint and several. Any person who signs this Lease for Tenant or for Landlord in a representative capacity personally warrants and represents that he or she is duly authorized to do so. ARTICLE 16 LANDLORD’S ACCESS Landlord and its authorized agents, employees, subcontractors and representatives shall have the right to enter the Premises at any time during emergencies (Landlord agrees to use reasonable efforts to notify Tenant of any such emergency) and at all reasonable times with at least twenty-four (24) hours’ prior notice for any of the following purposes: (i) to determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease; (ii) to do any necessary maintenance and to make such repairs, alterations, improvements or additions in or to the Premises or the Building as Landlord has the right or obligation to perform under this Lease, as Landlord may be required to do or make by law, or as Landlord may from time to time deem necessary or desirable; (iii) to exhibit the Premises to prospective tenants during the last twelve (12) months of the Lease Term or during any period while an Event of Default exists hereunder; and (iv) to show the Premises to prospective lenders, brokers, agents, buyers or persons interested in an exchange, at any time during the Lease Term. Landlord shall exercise its rights hereunder in a manner that does not unreasonably interrupt or unreasonably disturb Tenant’s use, occupancy or business operations at the Premises. Notwithstanding any provision of this Lease to the contrary, notices to Tenant for purposes of this Article 16 may be given by telephone call or an e-mail message to Tenant. If, at any time during the last month of the Lease Term, Tenant shall have removed all of Tenant’s property from all or any portions(s) of the Premises and is no longer conducting business from the Premises, Landlord may immediately enter and alter, renovate and decorate the same, and such acts shall have no effect upon Tenant’s remaining obligations and covenants under this Lease. ARTICLE 17 LANDLORD’S WORK; CONDITION OF PREMISES 17.1 Landlord’s Work. Subject to Force Majeure and Tenant Delay, as such terms are hereinafter defined, Landlord shall, on or prior to the date that is ninety (90) days after the Effective Date (the “Substantial Completion Date”) perform and substantially complete the work described on Exhibit E attached hereto and incorporated herein by this reference (“Landlord’s Work”). Landlord’s Work shall be performed at Landlord’s sole cost and expense. Tenant shall have ten (10) business days from the Substantial Completion Date to deliver to Landlord an itemized good

34 faith punch list of any portion of Landlord’s Work not done, not completed or in need of repair (“Tenant’s Punch List”). Any item not on Tenant’s Punch List which could reasonably have been discovered during Tenant’s Punch List inspection of the Premises shall be deemed irrevocably waived by Tenant. Landlord agrees that, upon receipt of Tenant’s Punch List, it shall diligently and in good faith, at its sole cost and expense and as expeditiously as practical (but in accordance with good construction practice) make all appropriate Tenant’s Punch List repairs within thirty (30) days after Landlord’s receipt of Tenant’s Punch List, subject to Force Majeure and Tenant Delay. Tenant shall afford Landlord access to the Premises in accordance with Article 16 hereof for the purpose of completing Tenant’s Punch List. Landlord’s Work shall be performed in a good and workmanlike manner using good quality materials and in compliance with all Legal Requirements. After the expiration of the Warranty Period (hereinafter defined), Landlord shall transfer to Tenant, to the extent permissible, any warranties and guarantees Landlord receives for Landlord’s Work, except for any items or components that Landlord has the obligation to maintain under this Lease (if any). Landlord warrants that Landlord’s Work will be free from defects in material and workmanship for a period of twelve (12) consecutive months following the Substantial Completion Date (such twelve (12) month period, the “Warranty Period”), subject to Tenant’s misuse and abuse, failure to maintain, and/or negligence, if applicable, and provided that Landlord is notified of any defect within the Warranty Period. With regard to those latent defects which could not be reasonably discovered during Tenant’s Punch List inspection (or could not have been discovered at any prior inspection performed by Tenant (each, a “Latent Defect”), Tenant’s architect or any other consultant, employee or agent of Tenant) Tenant shall have twelve (12) consecutive months from the Substantial Completion Date (the “Latent Defect Deadline”) to request that such Latent Defect(s) be corrected by Landlord at its expense. Any Latent Defect(s) noted after the Latent Defect Deadline shall be solely Tenant’s responsibility. For purposes of this Lease, the term “substantially complete” shall mean completion of Landlord’s Work such that only minor punch list type items remain to be completed by Landlord which do not materially affect Tenant’s use or occupancy of the Premises, and Tenant can commence Tenant’s Work without material interference by Landlord while Landlord is completing such punch list items of Landlord’s Work remaining. 17.2 Tenant Delay. (i) The occurrence of any of the following shall be herein referred to collectively and individually as a “Tenant Delay”: (a) Any request by Tenant that Landlord delay the commencement or completion of Landlord’s Work for any reason; (b) Any requested change by Tenant in any of the plans for Landlord’s Work after such plans are approved by Tenant; or (c) Any other act or omission of Tenant or its officers, agents, employees or contractors to the extent that the same causes a delay in Landlord’s Work.

35 (ii) If a delay in the Substantial Completion Date, or if any substantial portion of such delay, is the result of Force Majeure, and such Force Majeure delay would not have occurred but for a Tenant Delay, such Force Majeure delay shall be deemed added to the Tenant Delay period. 17.3 Condition of the Premises. Except as expressly set forth above with respect to Landlord’s Work, Tenant has accepted the Premises in its “AS-IS” condition, subject to all applicable Legal Requirements, and Landlord shall have no obligation to perform or pay for any repair or other work therein. Except as expressly set forth above with respect to Landlord’s Work, Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises are suitable for Tenant’s intended purposes. TENANT ACKNOWLEDGES THAT, EXCEPT WITH RESPECT TO LANDLORD’S WORK AND UNLESS OTHERWISE EXPRESSLY SET FORTH HEREIN (1) IT HAS INSPECTED AND ACCEPTS THE PREMISES IN AN “AS IS, WHERE IS” CONDITION, (2) THE BUILDING AND IMPROVEMENTS COMPRISING THE SAME ARE SUITABLE FOR THE PURPOSE FOR WHICH THE PREMISES ARE LEASED AND LANDLORD HAS MADE NO WARRANTY, REPRESENTATION, COVENANT, OR AGREEMENT WITH RESPECT TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PREMISES, (3) NO REPRESENTATIONS AS TO THE REPAIR OF THE PREMISES, NOR PROMISES TO ALTER, REMODEL OR IMPROVE THE PREMISES HAVE BEEN MADE BY LANDLORD AND (4) THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESSED, IMPLIED OR STATUTORY, THAT EXTEND BEYOND THE DESCRIPTION OF THE PREMISES. Except as otherwise may expressly be provided in this Lease, in no event shall Landlord have any obligation for any defects in the Premises or any limitation on its use. The taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken except for Landlord’s Work and Latent Defects discovered before the Latent Defect Deadline, items that are Landlord’s responsibility hereunder and any Punch List items agreed to in writing by Landlord and Tenant. 17.4 Tenant’s Work. Following the Rent Commencement Date, Tenant shall make certain improvements to the Premises (“Tenant’s Work”). Tenant shall not commence any of Tenant’s Work until Tenant has submitted to Landlord plans and specifications (in such detail as Landlord shall reasonably require) for such work and Landlord has approved such plans in writing. Tenant’s Work shall be performed by Tenant, at Tenant’s sole cost and expense (subject to Section 17.6 and Section 17.7 below), in accordance with such approved plans and specifications and in accordance with the terms and conditions of this Lease, and shall be performed by contractor(s) approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall commence Tenant’s Work promptly after receipt of Landlord’s approval of Tenant’s plans and specifications and shall diligently prosecute the same to completion. Landlord’s approval of Tenant’s plans and specifications for Tenant’s Work shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all Legal Requirements. Prior to beginning Tenant’s Work, Tenant shall, if required by Legal Requirements, obtain appropriate performance and payment bonds covering the labor and

36 materials required to complete Tenant’s Work. Prior to beginning Tenant’s Work, Tenant shall also deliver to Landlord and Landlord’s Mortgagee, at Tenant’s cost, a builder’s risk insurance policy naming Landlord and Landlord’s Mortgagee as additional insureds, as their interests may appear, with the amount and type of coverage being required by Landlord and Landlord’s Mortgagee and otherwise in compliance with the requirements for insurance set forth in Article 6 above, together with evidence that the premium for said insurance has been paid in full by Tenant for a period of no less than one year. Tenant covenants and represents that Tenant’s Work shall be completed in a good and workmanlike manner (free of liens), in compliance with all Legal Requirements and in compliance with the plans and specifications for Tenant’s Work approved by Landlord. Tenant shall promptly pay in full all costs and expenses associated with Tenant’s Work and shall be responsible for the performance of Tenant’s Work to completion. Upon completion of Tenant’s Work, Tenant shall deliver to Landlord a certificate of completion from Tenant’s architect certifying that all Tenant’s Work has been installed and completed in accordance the approved plans and specifications therefor and in compliance with all Legal Requirements. 17.5 Signage. Tenant shall have the right to install Tenant’s signage at the Premises, provided that (a) Tenant obtains all necessary permits and complies with all applicable Legal Requirements and any applicable covenants and restrictions applicable to the Premises in connection therewith, (b) Tenant otherwise complies with Section 7.12(i) of this Lease, and (c) Tenant obtains the prior written consent of Landlord for such signage (which consent shall not be unreasonably withheld, delayed or conditioned provided that Tenant delivers to Landlord reasonably detailed plans and specifications for the sign). All such signage shall be installed and maintained by Tenant, at its sole cost and expense, and shall be removed by Tenant at the expiration or earlier termination of this Lease in accordance with the terms, conditions and requirements of this Lease. Subject to the terms and conditions of this Lease, Tenant shall be entitled to maintain its existing exterior building signage currently located in the center of the face of the Building facing and running parallel to Aurora Road and Tenant’s existing signage on the eastern side of the face of the Building facing and running parallel to Aurora Road. 17.6 Tenant Improvement Allowance. Provided Tenant is not in default under any of the terms and conditions contained in this Lease beyond any applicable notice and/or cure period, Landlord shall reimburse Tenant for a portion of the cost of Tenant’s Work, excluding trade fixtures, equipment, signage and inventory (the “Tenant Improvement Allowance”). It is understood and agreed that the Tenant Improvement Allowance shall be a reimbursement for a portion of the actual out-of-pocket cost incurred by Tenant to complete Tenant’s Work as detailed in the plans and specifications therefor to be approved by Landlord. The Tenant Improvement Allowance shall be equal to the lesser of (i) Five and 00/100 Dollars ($5.00) per rentable square foot of the existing office area of the Leased Premises comprising approximately 13,814 rentable square feet (“Existing Office Area”) (i.e., a total of $69,070.00), or (ii) the actual costs incurred by Tenant to complete Tenant’s Work. After the Rent Commencement Date, Landlord shall pay the Tenant Improvement Allowance to Tenant within thirty (30) days after Landlord receives (i) copies of paid invoices documenting the actual cost incurred by Tenant to complete all of Tenant’s Work, (ii) an original notarized affidavit of the general contractor in form and substance reasonably satisfactory to Landlord stating that Tenant’s Work has been completed in accordance with the

37 plans and specifications approved by Landlord and all subcontractors, laborers and material suppliers have been paid in full for work completed, (iii) an original notarized lien waiver in form reasonably satisfactory to Landlord executed by every subcontractor, laborer and material supplier engaged in or supplying labor or materials for which invoices have been submitted, (iv) a copy of the certificate of use and occupancy for the Premises issued by the appropriate governmental authority, if any required, and (v) Tenant’s as-built plans (if any are required). 17.7 Space Improvement Allowance. Provided Tenant is not in default under any of the terms and conditions contained in this Lease beyond any applicable notice and/or cure period, Landlord shall reimburse Tenant for a portion of the cost incurred by Tenant to prepare Tenant’s plans and specifications for Tenant’s Work, including up to two (2) revisions to said plans and specifications if and to the extent necessary and if required by Landlord, but not for any further revisions to said plans and specifications (the “Space Improvement Allowance”). The Space Improvement Allowance shall be equal to the lesser of (i) Ten Cents ($0.10) per rentable square foot of the Existing Office Area (i.e., a total of $1,381.40), or (ii) the actual costs incurred by Tenant to prepare (and revise, if and to the extent necessary or required by Landlord) Tenant’s plans and specifications for Tenant’s Work. Landlord shall pay the Space Improvement Allowance to Tenant within thirty (30) days after the later of (a) the Rent Commencement Date, or (b) the date Landlord receives copies of paid invoices documenting the actual cost incurred by Tenant to prepare (and revise, if and to the extent necessary or if required by Landlord) Tenant’s plans and specifications for Tenant’s Work. 17.8 Parking. Notwithstanding anything contained in this Lease to the contrary, but subject to the terms and conditions set forth in this Section and in Section 21.10 of this Lease, commencing on the Rent Commencement Date, Tenant shall have the exclusive use of the parking spaces identified as the “Energy Focus Reserved Parking” on the depiction attached hereto and incorporated herein as Exhibit F (the “Energy Focus Reserved Parking”) free of any charge over and above the Rent due hereunder throughout the Lease Term. Tenant shall be entitled to post signage designating the Energy Focus Reserved Parking, provided that such parking signage shall be subject to and installed in accordance with, the terms, conditions and requirements set forth in this Lease and shall be subject to Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. The terms and conditions of this Section 17.8 shall be subject, in all respects, to any and all Legal Requirements and events of casualty and condemnation, and in no event shall Landlord be liable to Tenant if Tenant is unable to use the Energy Focus Reserved Parking for any reason. ARTICLE 18 WARRANTY REGARDING BROKER Tenant warrants and represents to Landlord that Tenant has dealt with no broker in connection with the consummation of this Lease, other than the Tenant’s Broker and the Landlord’s Broker, named in Section 1.1 hereof, and in the event of any brokerage claims against Landlord predicated upon prior dealings with Tenant by any broker other than the Tenant’s Broker and the Landlord’s Broker, Tenant agrees to defend the same and indemnify Landlord against any

38 such claim. Landlord warrants and represents to Tenant that Landlord has dealt with no broker other than the Tenant’s Broker and the Landlord’s Broker, in connection with the consummation of this Lease, and in the event of any brokerage claims against Tenant predicated upon prior dealings with Landlord by any broker, Landlord agrees to defend the same and indemnify Tenant against any such claim. Landlord agrees to pay any commission due Tenant’s Broker and the Landlord’s Broker, pursuant to the terms of a separate agreement. The terms and conditions of this Article 18 shall expressly survive the expiration or earlier termination of this Lease for a period of one (1) year. ARTICLE 19 HAZARDOUS MATERIALS Tenant shall not (either with or without negligence) cause or permit the escape, disposal, release or threat of release of any biologically or chemically active or other Hazardous Materials (as said term is hereafter defined) on, in, upon or under the Premises or the Building Complex. Tenant shall not allow the generation, storage, use or disposal of such Hazardous Materials in any manner not sanctioned by Legal Requirements or by the highest standards prevailing in the industry for the generation, storage, use and disposal of such Hazardous Materials, nor allow to be brought into the Premises or the Building Complex any such Hazardous Materials except for use in the ordinary course of Tenant’s business, and then only after written notice is given to Landlord of the identity of such Hazardous Materials. Hazardous Materials shall include, without limitation, any material or substance which is (i) petroleum, (ii) asbestos, (iii) designated as a “hazardous substance” pursuant to Section 311 of the Federal Water Pollution Control Act, 33 U.S.C. ‘1251 et seq. (33 U.S.C. ‘1321) or listed pursuant to ‘307 of the Federal Water Pollution Control Act (33 U.S.C. ‘1317), (iv) defined as a “hazardous waste” pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. (42 U.S.C. ‘6903), (v) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ‘9601 et seq. (42 U.S.C. ‘9601), as amended, or (vi) defined as “oil” or a “hazardous waste”, a “hazardous substance”, a “hazardous material” or a “toxic material” under any other law, rule or regulation applicable to the Building Complex or any portion thereof. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of Hazardous Materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord within ten (10) days of demand as additional charges but only if such requirement applies to the Premises or may be the sole result of the acts or omissions of Tenant. In addition, Tenant shall execute affidavits, representations and the like, from time to time, at Landlord’s request concerning Tenant’s best knowledge and belief regarding the presence of Hazardous Materials in the Premises or at the Building Complex or any portion thereof. In all events, Tenant shall indemnify and save Landlord harmless from any release or threat of release or the presence or existence of any Hazardous Materials in or on the Premises if caused by Tenant or any person acting under Tenant. The within covenants and indemnity shall survive the expiration or earlier termination of the Lease Term. Landlord expressly reserves the right to enter the Premises to perform regular inspections in accordance with the terms set forth in Section 16 hereof. Landlord agrees to save Tenant harmless and to indemnify Tenant from and against any liability, injury loss, claim, damage, settlement, attorneys’ fees, fines, penalties,

39 interest or expense which may be incurred by Tenant (including, without, limitation, any cost which Tenant may incur for testing and remediation) arising from any release, presence or existence of Hazardous Materials which existed at the Building Complex prior to Tenant’s occupation of the Premises or which occurs during the Term caused by Landlord or any person acting on Landlord’s behalf. The foregoing indemnification by Landlord shall survive the expiration or earlier termination of the Lease Term. ARTICLE 20 FORCE MAJEURE In the event that Landlord or Tenant shall be delayed, hindered in or prevented from the performance of any act required hereunder other than the payment of any Base Rent, Additional Rent or other sums payable hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive Legal Requirements, riots, insurrection, the act, failure to act or default of the other party, war or other reason beyond their reasonable control (“Force Majeure”), then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. Force Majeure shall not be construed to excuse Tenant from making any payments due hereunder in a timely manner as set forth in this Lease or from performing any covenant or obligation imposed under this Lease by reason of the financial inability of Tenant. ARTICLE 21 GENERAL PROVISIONS 21.1 Merger. The parties agree that they have not made any commitment, statement, promise or agreement whatsoever, verbally or in writing, which is in conflict with the terms of this Lease, or which in any way modifies, varies, alters, enlarges or invalidates any of its provisions. This Lease, including the exhibits attached hereto, sets forth the entire understanding and agreement between the parties and may not be changed or amended except as expressly set forth in writing and signed by Landlord and Tenant. 21.2 Invalidity of Particular Provision. If any provision of this Lease or application of it to any persons or circumstances is, to any extent, held to be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected, and that provision of this Lease shall be valid and enforced to the fullest extent permitted by law. 21.3 Waiver. The failure or delay on the part of either party to enforce or exercise at any time any of the provisions, rights or remedies in this Lease shall in no way be construed to be a waiver thereof, nor in any way to affect the validity of this Lease or any part hereof, or the right of the party to thereafter enforce each and every such provision, right or remedy. 21.4 Obligations that Survive Lease Termination. The following obligations of the parties shall survive the expiration or termination of this Lease: (i) any obligation herein permitted to be performed after the end of the termination of this Lease; (ii) any obligation not reasonably

40 susceptible of performance prior to the termination of this Lease, including, but not limited to, any obligation or indemnity resulting from either party’s default or misrepresentation; (iii) any obligation or indemnity to be performed pursuant to this Lease at or before the end of the Term which is not so performed; and (iv) any obligation that, pursuant to the terms and conditions of this Lease, expressly survives the expiration or termination of this Lease. 21.5 Waiver of Jury Trial. LANDLORD AND TENANT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LEASE OR THE OBLIGATIONS EVIDENCED HEREBY, OR ANY OTHER DOCUMENT OR INSTRUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT TO EACH OF LANDLORD AND TENANT IN ENTERING INTO THIS LEASE. 21.6 Prevailing Party. In the event of any litigation or any other dispute arising under this Lease, the non-prevailing party shall, within thirty (30) days of receipt of demand therefor, reimburse the prevailing party for all costs and expenses arising therefrom, including reasonable attorneys’ fees and expenses through the trial and appellate levels. 21.7 Counterparts. This Lease may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, taken together, shall be deemed to be one and the same instrument. 21.8 Governing Law. This Lease shall be governed by the laws of the State of Ohio. 21.9 Limitation on Landlord’s Liability. Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Landlord, that if Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord’s part to be performed and, as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levy thereon against the right, title, and interest of Landlord in the Building Complex and the rents, issues and profits therefrom, as the same may then be encumbered, and neither Landlord nor any of its members, managers, officers, directors or shareholders shall be liable for any deficiency. It is understood that in no event shall Tenant have any right to levy execution against any property of Landlord other than its interest in the Building Complex as hereinbefore expressly provided. In the event of the sale or other transfer of Landlord’s right, title and interest in the Premises or the Building Complex, Landlord shall be released from all liability and obligations under this Lease accruing after the date of such sale or transfer.

41 21.10 Right of First Refusal. Provided Tenant shall not be in default of its obligations under this Lease beyond the applicable notice and/or cure period, in the event Landlord shall receive an offer (“Offer”) from a third party to lease all or a portion of the approximately 32,743 square feet of office space located on the second floor of the Building depicted as the cross-hatched area on Exhibit H attached hereto (such space, the “Subject Premises”), and the terms of such Offer shall be acceptable to Landlord, Landlord shall provide notice to Tenant of the terms of the Offer (the “Offer Notice”) and Tenant shall have ten (10) days following Tenant’s receipt of the Offer Notice to notify Landlord in writing that Tenant shall lease the Subject Premises upon the same terms and conditions as the Offer. In the event Landlord receives written notice from Tenant of Tenant’s acceptance of the Offer during said ten (10) day period, this Lease shall be amended to incorporate the terms of the Offer. In the event Landlord does not receive written notice from Tenant of Tenant’s acceptance of the terms of the Offer within said ten (10) day period, Tenant shall be deemed to have waived its right of first refusal with respect to that Offer, but this Section 21.10 shall continue in effect during the Term with respect to future Offers received by Landlord to lease the Subject Premises. 21.11 Tenant Estoppel Right. From time to time, upon not less than fifteen (15) days’ prior written request by Tenant, Landlord agrees to execute and acknowledge and deliver to Tenant, for delivery to a prospective purchaser, assignee or mortgagee of Tenant’s interest in this Lease, a statement in writing certifying: (a) that this Lease is unamended (or, if there have been any amendments, stating the amendments); (b) that it is then in full force and effect, if that be the fact; (c) the dates to which Rent and any other payments by Tenant have been paid; (d) any defenses, offsets and counterclaims which Landlord, at the time of the execution of said statement, believes that Landlord has with respect to Lease or that there are none, if that be the fact; and (e) such other data as may reasonably be requested. Any such statement may be relied upon by such prospective purchaser, assignee or mortgagee. 21.12 Payment of Tenant’s Cost of Enforcement. Landlord agrees to pay within thirty (30) days of demand Tenant’s expenses, including reasonable attorneys’ fees, incurred in enforcing any obligation of Tenant under this Lease or in curing any default by Landlord under this Lease, provided that Tenant is successful in enforcing such obligation or has a right under this Lease to cure such default. [Signatures appear on the following page]

42 IN TESTIMONY HEREOF, Landlord and Tenant have caused this Lease to be signed in multiples as of the date indicated below. LANDLORD: AURORA DEVELOPMENT CENTER LLC, an Ohio limited liability company By: Oceanside Finance LLC, a Florida limited liability company, its Sole Member By: /s/ Edgar L.T. (Ned) Gay Edgar L.T. (Ned) Gay, Manager Date: April 8, 2016 TENANT: ENERGY FOCUS, INC., a Delaware corporation By: /s/ Marcia J. Miller Print name: Marcia J. Miller Title: Chief Financial Officer Date: April 19, 2016

43 STATE OF GEORGIA ) ) SS. COUNTY OF CHATHAM ) BEFORE ME, a Notary Public in and for said County and State, personally appeared AURORA DEVELOPMENT CENTER LLC, an Ohio limited liability company (“Company”), by Oceanside Finance LLC, a Florida limited liability company (“Oceanside”), the Sole Member of the Company, by Edgar L.T. (Ned) Gay, the Manager of Oceanside, who executed the foregoing instrument for and on behalf of the Company and Oceanside, and who acknowledged that the same is his free act and deed as such Manager and the free act and deed of the Company and Oceanside. IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Savannah, Georgia, this 8 day of April, 2016. /s/ illegible NOTARY PUBLIC STATE OF OHIO ) ) SS. COUNTY OF CUYAHOGA ) BEFORE ME, a Notary Public in and for said County and State, personally appeared Marcia J. Miller, known to me to be the Chief Financial Officer of ENERGY FOCUS, INC., a Delaware corporation, who executed the foregoing instrument for, and on behalf of, said corporation, and who acknowledged that the same is his/her free act and deed as such officer and the free act and deed of said corporation. IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Cuyahoga County, Ohio, this 19 day of April, 2016. /s/ Gillianne M. Hetrick NOTARY PUBLIC

EXHIBIT A DESCRIPTION OF THE LAND [See Attached]

EXHIBIT B DEPICTION OF THE BUILDING [See Attached]

EXHIBIT C DEPICTION OF THE PREMISES [See Attached]

EXHIBIT D COMMENCEMENT DATE AGREEMENT THIS COMMENCEMENT DATE AGREEMENT (this “Agreement”) is entered into this _____ day of _______________, 201_, by and between AURORA DEVELOPMENT CENTER LLC, an Ohio limited liability company (“Landlord”), and ENERGY FOCUS, INC., a Delaware corporation (“Tenant”). W I T N E S S E T H: WHEREAS, Landlord and Tenant entered into a Lease Agreement dated ____________________, 2016, for certain premises (the “Premises”) at real property located at 32000 Aurora Road, Solon, Ohio (the “Lease”), as more particularly described in the Lease; and WHEREAS, it is the desire and intent of Landlord and Tenant to more clearly define the terms of the Lease. NOW, THEREFORE, it is agreed by and between Landlord and Tenant that: 1. The Rent Commencement Date of the Lease is ____________________. 2. The Expiration Date of the Lease is ____________________, unless sooner terminated or extended as expressly provided for in the Lease. 3. The Lease is now in full force and effect and all terms and conditions of the Lease are hereby ratified and confirmed. Landlord and Tenant agree that this document will not be recorded in any public records including the real estate records of the county where the Premises are located. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which, taken together, shall be deemed to be one and the same instrument. The parties may deliver their respective counterparts of this Agreement to each other by fax or PDF attachment to an e-mail and such delivery shall be deemed effective and binding. If a party delivers a counterpart by fax or e-mail, such party shall promptly deliver an original counterpart signature page to the other party.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the day and year first above written. LANDLORD: TENANT: AURORA DEVELOPMENT CENTER LLC ENERGY FOCUS, INC. an Ohio limited liability company a Delaware corporation By: By: Name: Name: Title: Title: Date: Date:

EXHIBIT E LANDLORD’S WORK [See Attached]

EXHIBIT F ENERGY FOCUS RESERVED PARKING [See Attached]

EXHIBIT G TENANT’S PROPORTIONATE SHARE Landlord and Tenant acknowledge and agree that as of the Effective Date, for purposes of calculating Tenant’s Proportionate Share, the Building Complex shall be deemed to have a total square footage of three hundred eight thousand sixteen (308,016) square feet, which square footage is based on the overall leasable square footage of the Building Complex. Commencing as of the Rent Commencement Date, Tenant’s Proportionate Share shall be thirty-seven and 9/10 percent (37.9%), which is based on a total square footage of the Premises of one hundred sixteen thousand five hundred ninety-two (116,592) square feet. The foregoing calculation of Tenant’s Proportionate Share is subject to the terms of Section 2.1 of this Lease. Landlord and Tenant acknowledge and agree that in the event Landlord elects to make any alterations to the Building or Building Complex, Tenant’s Proportionate Share shall be adjusted (either increased or decreased, as the case may be) based on the total square footage of the Building Complex following such alterations, less the square footage of any loading docks serving the Building. Likewise, if there is a change in the total square footage of the Premises, then Tenant’s Proportionate Share shall be recalculated accordingly. The measurements of the square footage of the Premises and the Building Complex shall be determined by Landlord in Landlord’s sole discretion.

EXHIBIT H SUBJECT PREMISES FOR RIGHT OF FIRST REFUSAL [See Attached]